                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                    LIBERTY/COMMERZ 1701 JFK BOULEVARD, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                           Dated as of April 11, 2006

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                                TABLE OF CONTENTS

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SECTION I         GENERAL PROVISIONS...................................................................        2

     1.01.    Continuation of the Partnership..........................................................        2

     1.02.    Name.....................................................................................        2

     1.03.    Term.....................................................................................        2

     1.04.    Business Purpose and Powers..............................................................        3

     1.05.    Compliance...............................................................................        9

     1.06.    Partners.................................................................................        9

     1.07.    Amendment and Restatement................................................................        9

SECTION II        CERTAIN DEFINITIONS..................................................................        10

SECTION III       CAPITAL CONTRIBUTIONS................................................................        29

     3.01.    Capital Contribution.....................................................................        29

     3.02.    Capital Contributions and Loans of the LPT Partners......................................        31

     3.03.    Additional Provisions Regarding Capital Contributions....................................        35

     3.04.    Proration of Revenues and Expenses of the Partnership....................................        37

SECTION IV        ALLOCATION OF INCOME AND LOSSES......................................................        37

     4.01.    Allocation of Profits and Losses.........................................................        37

     4.02.    Loss Limitation..........................................................................        38

     4.03.    Special Allocations......................................................................        38

SECTION V         DISTRIBUTIONS........................................................................        41

     5.01.    Operations...............................................................................        41

     5.02.    Capital Transactions.....................................................................        42

     5.03.    Pre-Completion Return....................................................................        42

     5.04.    Distributions in Kind....................................................................        42

     5.05.    Limitations on Distributions.............................................................        43

     5.06.    REIT Distributions.......................................................................        43

     5.07.    Taxes Withheld...........................................................................        43

SECTION VI        MANAGEMENT DECISIONS AND RELATED MATTERS.............................................        44

     6.01.    Management...............................................................................        44

     6.02.    Liability and Indemnification of Partners................................................        50

     6.03.    Certain Conflicts of Interest............................................................        51

     6.04.    Compensation; Reimbursement for Expenses; Other Expenses.................................        52
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     6.05.    Partnership Status.......................................................................        53

     6.06.    Removal of General Partner...............................................................        53

     6.07.    Execution and Delivery of Documents on Behalf of the Partnership.........................        54

SECTION VII       APPROVED BUDGET AND LEASING GUIDELINES...............................................        55

     7.01.    Approved Budget and Leasing Guidelines...................................................        55

SECTION VIII      BOOKS, RECORDS AND BANK ACCOUNTS.....................................................        57

     8.01.    Fiscal Year..............................................................................        57

     8.02.    Maintenance of Accounts; Reports; Audited Financial Statements...........................        58

     8.03.    Preparation and Review of Tax Returns....................................................        59

     8.04.    Bank Accounts; Temporary Investments.....................................................        60

     8.05.    Tax Elections; Tax Audits; Withholding...................................................        61

SECTION IX        ASSIGNABILITY OF PARTNERSHIP INTERESTS...............................................        61

     9.01.    Restrictions on Transfer or Assignment of Partnership Interests..........................        61

     9.02.    Events of Withdrawal of a Partner........................................................        69

     9.03.    Put Option...............................................................................        69

SECTION X         DISSOLUTION AND TERMINATION..........................................................        70

     10.01.   Events of Dissolution....................................................................        70

     10.02.   Winding-Up, Liquidation and Distribution of Assets.......................................        70

     10.03.   Certificate of Cancellation..............................................................        72

     10.04.   Effect of Filing of Certificate of Cancellation..........................................        72

     10.05.   Return of Contribution Nonrecourse to Other Partners.....................................        72

SECTION XI        SPECIAL SALE RIGHTS..................................................................        72

     11.01.   Special Sale Right.......................................................................        72

     11.02.   General Provisions Applicable to Sale of Partnership Interests Under Section XI..........        74

     11.03.   Restrictions on Exercise of Rights.......................................................        75

SECTION XII       MISCELLANEOUS........................................................................        75

     12.01.   Notices..................................................................................        75

     12.02.   Successors and Assigns...................................................................        77

     12.03.   Governing Law; Choice of Forum...........................................................        77

     12.04.   No Waiver................................................................................        78
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     12.05.   Entire Agreement.........................................................................        78

     12.06.   Captions.................................................................................        78

     12.07.   Counterparts.............................................................................        78

     12.08.   Waivers..................................................................................        78

     12.09.   Interpretation...........................................................................        79

     12.10.   Disclosure...............................................................................        79

     12.11.   Further Assurances.......................................................................        80

     12.12.   Right to Specific Performance............................................................        80

     12.13.   Relationship of Parties..................................................................        80

     12.14.   No Third Party Rights....................................................................        80

     12.15.   Usury....................................................................................        80

     12.16.   Attorneys' Fees; Waiver of Jury Trial....................................................        80

     12.17.   Incorporation of Schedules...............................................................        81

     12.18.   Partner Estoppel Certificates............................................................        81

     12.19.   Construction.............................................................................        81

     12.20.   Representations and Warranties...........................................................        81

     12.21.   Broker...................................................................................        82

     12.22.   Legal Representation.....................................................................        82

SECTION XIII      CONSTRUCTION PROVISIONS..............................................................        83

     13.01.   Construction Reporting...................................................................        83

     13.02.   Construction Approvals...................................................................        83

     13.03.   Notices under Comcast Lease or Construction Contracts....................................        84

Schedule A        Description of Property..............................................................        86

Schedule B        Partners.............................................................................        87

Schedule C        List of Possible Arbiters............................................................        88

Schedule D        Loan Commitment Letter...............................................................        89

Schedule E        Initial Approved Construction Budget.................................................        90

Schedule F        Development Timeline.................................................................        91

Schedule G        Initial Approved Leasing Guidelines..................................................        92

Schedule H        IRR Calculation......................................................................        93

Schedule J        Management and Leasing Agreement.....................................................        96
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Schedule K        Standard Lease Form..................................................................        97

Schedule L        Estimate of Partnership Closing Costs................................................        98

Schedule M        List of Approved Auditors............................................................        99

Schedule N        Calculation of Investor B Limited Partner Initial Capital Contribution...............        100
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                                      -iv-

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                    LIBERTY/COMMERZ 1701 JFK BOULEVARD, L.P.

      THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement"), dated as of April 11, 2006, by and among LIBERTY PROPERTY PHILADELPHIA CORPORATION IV EAST, a Pennsylvania corporation (the "General Partner"), LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "Investor A Limited Partner"), and 1701 JFK BOULEVARD PHILADELPHIA, L.P., a Delaware limited partnership (the "Investor B Limited Partner").

                                   BACKGROUND

      WHEREAS, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on December 12, 2000, as amended by Amendment to Certificate of Limited Partnership dated October 23, 2004 (as amended, the "Certificate") and an Agreement of Limited Partnership dated as of December 13, 2000, as amended by that certain First Amendment to Agreement of Limited Partnership of Liberty Property Philadelphia Limited Partnership IV East dated as of October 8, 2000, and as further amended by that certain Second Amendment to Agreement of Limited Partnership of Liberty Property Philadelphia Limited Partnership IV East dated October 12, 2001 (as amended, the "Original Partnership Agreement"), the General Partner and the Investor A Limited Partner formed Liberty Property Philadelphia Limited Partnership IV East, as a Delaware limited partnership (the "Partnership") for the purposes of, among other things, owning, holding, operating, leasing, selling, financing, and developing a 58-story Class A "trophy" office building together with a public plaza and ancillary retail, parking and other improvements, commonly known as "Comcast Center" upon that real property generally located at 17th and John F. Kennedy Boulevard, Philadelphia, Pennsylvania and more particularly described in SCHEDULE A annexed hereto and made a part hereof (such real property, together with the building and improvements thereon and the fixtures and personal property owned by the Partnership and appurtenant thereto being referred to hereinafter, collectively, as the "Property");

      WHEREAS, the Investor B Limited Partner, the Investor A Limited Partner, the General Partner, Liberty Property Philadelphia Limited Partnership IV West, and the Partnership are parties to a certain Master Agreement, dated as of the date hereof (as such agreement may be modified, amended or supplemented from time to time, the "Master Agreement");

      WHEREAS, (a) the Investor A Limited Partner and the General Partner desire to admit the Investor B Limited Partner to the Partnership, (b) the Investor B Limited Partner desires to be admitted to the Partnership as a new limited partner, and (c) the General Partner, the

Investor A Limited Partner and the Investor B Limited Partner desire to continue the Partnership as a Delaware limited partnership, all upon and subject to the terms and conditions set forth in this Agreement;

      WHEREAS, in connection with the admission of the Investor B Limited Partner to the Partnership, the parties desire to change the name of the Partnership to Liberty/Commerz 1701 JFK Boulevard, L.P. and to amend and restate the Original Partnership Agreement in accordance with and subject to the terms of this Agreement and in doing so to set forth certain agreements and understandings among themselves regarding the Partnership, its business and its assets;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto set forth their agreement as follows:

                                   SECTION I

                               GENERAL PROVISIONS

      1.01. Continuation of the Partnership. The Partnership is hereby continued as a limited partnership under and pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware, as amended from time to time (the "Act"), and the Certificate. This Agreement shall constitute the limited partnership agreement among the Partners. Subject to Section 6.01(b)(vi) hereof, the General Partner shall have the authority to execute, deliver and file any amendments to, or restatements of, the Certificate, any fictitious name certificates and/or any other certificates, documents and instruments, in each case with the Secretary of State of the State of Delaware or otherwise as appropriate, and shall make such other filings as may be required under the Act or the laws of any other jurisdiction in which the Partnership shall carry on its business. The Partners agree to execute such documents and to take such other action as may from time to time be deemed necessary or appropriate by the General Partner (a) under the laws of the State of Delaware with respect to the formation, operation and continued good standing of the Partnership as a limited partnership, and (b) under the laws of the Commonwealth of Pennsylvania or the laws of any other jurisdiction to qualify to do business in such state or to otherwise carry on the business of the Partnership.

      1.02. Name. The business of the Partnership shall be conducted under the name of "Liberty/Commerz 1701 JFK Boulevard, L.P." or such other name as may be designated by the General Partner with the prior written approval of the Investor B Limited Partner.

      1.03. Term. The term ("Term") of the Partnership commenced as of the date of filing of the Certificate, and shall continue until the earlier of (a) December 31, 2050 or (b) the dissolution, liquidation and termination of the Partnership pursuant to the provisions of Section X hereof.

      1.04. Business Purpose and Powers.

      (a) Purpose. The purpose of the Partnership is (i) to acquire, own, hold, manage, develop, operate, improve, build upon, renovate, refurbish, rehabilitate, alter, rent, lease, license, repair, finance or refinance, mortgage, encumber, sell, exchange and otherwise deal with and dispose of the Property, (ii) to enter into the Mortgage Loan Documents and obtain the Mortgage Loan (as such terms are hereinafter respectively defined), and (iii) to engage in any and all activities necessary, appropriate, proper, advisable, incidental or convenient to the purposes described in clauses (i) and (ii) above.

      (b) Powers. The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to, or for the furtherance of, and solely for the purpose set forth in Section 1.04(a) hereof, including, without limitation, the power:

            (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited partnership pursuant to the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, appropriate, proper, advisable, incidental or convenient to the accomplishment of the purpose of the Partnership;

            (ii) to acquire by purchase, lease, contribution of property or otherwise, any real, personal or mixed property related to the purpose of the Partnership set forth in Section 1.04(a) above with the funds of the Partnership, including, without limitation, the Property;

            (iii) to execute and deliver the Management and Leasing Agreement and the Mortgage Loan Documents;

            (iv) to enforce its rights, and perform its obligations, under (A) the Leases (as hereinafter defined), (B) the Contracts (as hereinafter defined),
(C) the NOI Support Agreement (as hereinafter defined), (D) the Completion Guaranty (as hereinafter defined), and (E) the Management and Leasing Agreement (as hereinafter defined);

            (v) to borrow money pursuant to the Mortgage Loan or otherwise to the extent necessary, appropriate, proper, advisable, incidental or convenient to the accomplishment of the purpose of the Partnership; and

            (vi) subject to the other terms of this Agreement, to conduct all activities determined by the General Partner to be necessary, appropriate, proper, advisable, incidental or convenient to the accomplishment of the purpose of the Partnership as set forth in Section 1.04(a) hereof.

      (c) Limitation on Certain Partnership Actions. Notwithstanding anything appearing in this Agreement to the contrary, so long as the Initial Mortgage Loan (as hereinafter defined) shall remain outstanding, the Partnership:

            (i) shall be organized solely for purpose of owning and/or leasing, as applicable, developing, leasing, managing and operating the Property, or in the case of any SPC Party, owning the general partnership interest in the Partnership;

            (ii) shall not own any assets other than the Property (including incidental personal property necessary for the operation thereof and proceeds therefrom) or, in the case of any SPC Party, its general partnership interest in the Partnership;

            (iii) shall not engage in any business directly or indirectly, other than the ownership, development, leasing, management and operation of the Property;

            (iv) with the exception of the NOI Support Agreement, the Overlay Agreement (as defined in the Loan Commitment, the Completion Guaranty, the Management Agreement and the Cooperation Agreement, shall not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal, joint venturer or Affiliate of the Partnership or any SPC Party except in the ordinary course of its business pursuant to written agreements upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

            (v) shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Initial Mortgage Loan, (ii) trade payables incurred in the ordinary course of business with trade creditors in connection with owning, developing, leasing, operating and maintaining the Property, in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a promissory note or other security instrument and is not at any time in an aggregate amount in excess of [The confidential material contained herein has been omitted and has been separately filed with the Commission.], and further provided that all such trade debts are paid within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days after the same are incurred and (iii) equipment financing leases incurred in the ordinary course of business in connection with the financing of equipment used on the Mortgaged Property, the payments upon which are made currently and in any event prior to delinquency, provided (A) that the aggregate capitalized amount of all such permitted financing leases shall not at any time be in excess of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] or require payments aggregating in excess of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] in any one calendar year, and (B) the aggregate outstanding amount of (1) all trade payables described in clause (ii) above, plus (2) the aggregate capitalized amount of all permitted financing leases described in clause (iii) above, shall not at any time be in excess of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of the initial principal amount of the Initial Mortgage Loan;

            (vi) shall not make any loan or advances to any Person (including any of its Affiliates), or pledge its assets for the benefit of any other Person, or seek or obtain credit or incur any obligation to any third party based upon the assets of any other Person, or induce any third party to rely on the creditworthiness of any other Person;

            (vii) reasonably expects to remain solvent, and has maintained, and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (viii) shall not acquire obligations or securities of any Person;

            (ix) shall not fail to correct any known misunderstanding or misrepresentation regarding its separate identity;

            (x) shall do all things necessary to preserve its existence;

            (xi) shall continuously maintain its existence and good standing and be qualified to do business in all states necessary to carry on its business, including the state in which the Property is located;

            (xii) shall conduct and operate its business solely in its own name, with all oral and written communications from the Partnership or SPC Party, as applicable, including, without limitations, correspondence, invoices, purchase orders, billing statements, applications and business forms, made solely in the name of the Partnership or SPC Party, as applicable;

            (xiii) shall accurately maintain books, records, bank accounts, accounting records, financial statements and other entity documents separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person, with such accounting records and financial statements having been prepared and kept in accordance with reasonable accounting practices applied on a consistent basis, and such financial statements of the Partnership (and any SPC Party, if applicable) shall be prepared in a manner that indicates (through appropriate footnotes if necessary) the existence of the Partnership (and any SPC Party, if applicable) and its assets and liabilities separate and apart from any other Person; moreover, the Partnership (and any SPC Party, if applicable) shall indicate in its financial statements that the assets of the Partnership (and any SPC Party, if applicable) are not available to satisfy the claims of creditors of any Affiliate of the Partnership (or any SPC Party, if applicable) and that the assets of any Affiliate of the Partnership (or any SPC Party, if applicable) are not available to satisfy the claims of creditors of the Partnership (or any SPC Party, if applicable) and, except with appropriate designation as set forth above, the Partnership (and any SPC Party, if applicable) shall not authorize its assets or liabilities to be listed on the financial statement of any other Person;

            (xiv) shall at all times hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person.

            (xv) shall file such tax returns with respect to itself as may be required under applicable law and has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

            (xvi) except as set forth in the Completion Guaranty, shall pay its own liabilities, indebtedness, and obligations of any kind, as the same shall become due, from its own separate assets, rather than from those other Persons, and the Partnership shall not consent to any Person operating the Property to incur expenses as agent or on behalf of the Partnership, unless such Person agrees, prior to incurring such expense, to clearly indicate that such expenses are the sole responsibility of, and any payment will come from, the Partnership;

            (xvii) shall not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

            (xviii) shall not commingle or permit to be commingled its funds or other assets with those of any other Person; and has held and will hold title to all of its real and personal property in its own name and not in the name of any other Person;

            (xix) shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xx) shall not hold itself out to be responsible for the debts or obligations of any other Person and, except for the Completion Guaranty and the documents evidencing the Initial Mortgage Loan to which other Persons are party, shall not consent to any other Person holding itself out as being responsible for the debts or obligations of the Partnership (with the exception of the obligations of LPLP under the Completion Guaranty, the Guaranty Agreement dated January 2, 2005 in favor of Comcast Corporation, the Guaranty Agreement dated August 8, 2001 in favor of SEPTA, the Guaranty of Comcast Lease Construction Obligations (as defined in the Commitment Letter) and that certain Guaranty dated March 1, 2006 in favor of PIDC or the debt or obligations of the SPC Party;

            (xxi) shall not assume, guarantee or otherwise become liable on or in connection with any obligation of any other Person and except for the documents evidencing the Initial Mortgage Loan to which other Persons are party, shall not consent to any other Person guaranteeing, assuming or otherwise becoming liable for any obligation of the Partnership (with the exception of the obligations of LPLP under the Completion Guaranty, the Guaranty Agreement dated January 2, 2005 in favor of Comcast Corporation, the Guaranty Agreement dated August 8, 2001 in favor of SEPTA, the Guaranty of Comcast Lease Construction

Obligations (as defined in the Commitment Letter) and that certain Guaranty dated March 1, 2006, in favor of PIDC);

            (xxii) except for funds deposited into any applicable collection account or reserve account in accordance with the documents evidencing the Initial Mortgage Loan, shall not hold title to its assets other than in its name.

            (xxiii) [reserved]

            (xxiv) except to the extent set forth in the Completion Guaranty, shall and will pay its own liabilities and expenses, out of its own funds and shall not consent to any other Person paying the Partnership's (or any SPC Party's, if applicable) obligations except as provided for in the Completion Guaranty to the extent that timely reimbursement is made for the same;

            (xxv) shall hold regular meetings, as appropriate to conduct its business and has observed at all times and will observe all limited liability company (if a limited liability company) or a limited partnership (if a limited partnership) or corporate (if a corporation) formalities and record keeping;

            (xxvi) shall allocate to the Partnership (and any SPC Party, if applicable) reasonably and on the basis of fair market value determined on an arms-length basis all general overhead and administrative expenses, including all costs associated with common employees, if any, and shared office space, and any such allocation shall be specifically and reasonably documented and substantiated, any such allocation of expenses to the Partnership (or any SPC Party, if applicable) shall be paid solely by the Partnership (or such SPC Party, if applicable) from the Partnership's (or such SPC Party's, if applicable) own funds, and the Partnership (and any SPC Party, if applicable shall at all times use separate stationary, letterhead, invoices and checks;

            (xxvii) shall not identify its members or partners, Independent Directors (as defined below) or any other member or partner of any Affiliate of the Partnership, or any other Person, as a division or part of it;

            (xxviii) shall pay the salaries of its own employees and shall maintain a sufficient number of employees in light of its contemplated business operations (it being understood that the Partnership does not currently have or need, or contemplate having or needing, any employees because the Property is managed by LPLP pursuant to the Management and Leasing Agreement;

            (xxix) shall maintain, its own cash, cash positions and bank accounts separate from any other Person;

            (xxx) shall not (i) liquidate or dissolve, in whole or in part; (ii) except to the extent permitted pursuant to the Mortgage Loan Documents, consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself, not convey, transfer or least its assets substantially as an entirety to an Person; (iii) engage in any business other than the ownership and operation of the Property; or (iv) amend any provisions of its organizational documents containing provisions similar to those contained in this Section 1.04(c);

            (xxxi) shall have each general partner (each, an "SPC Party") be a corporation whose sole asset is its interest in the Partnership and each such SPC Party will at all times comply, and will cause the Partnership to comply, with each of the representations, warranties, and covenants contained in this
Section 1.04 as if such covenant was made directly by such SPC Party. The articles of incorporation and the bylaws of such SPC Party (the "SPC Party Organizational Documents") shall incorporate the provision of this Section 1.04 and require that the directors of such SPC Party consider the interests of the creditors of such SPC Party in connection with all corporate decisions and actions;

            (xxxii) shall, no later than the funding of the Initial Mortgage Loan, cause there to be at least two (2) duly appointed members of the board of directors (each an "Independent Director," and together, the "Independent Directors") of the SPC Party who are reasonably satisfactory to the Initial Mortgage Lender each of whom shall be an individual, natural person and who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years, a shareholder of, or an officer, director, partner, paid consultant or employee of, the Partnership or any of its shareholders, subsidiaries or affiliates, a customer of, or supplier to, the Partnership or any of its shareholders, subsidiaries or affiliates, or a person or other entity controlling or under the common control with any such shareholder, partners, supplier or customer, or a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of the Partnership. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity or to conduct the day-to-day business operations of such person or entity, whether through ownership of voting securities, by contract or otherwise;

            (xxxiii) shall require from and after the election of the Independent Directors that the affirmative vote and written consent of the SPC Party, acting with the affirmative vote of both of the Independent Directors (which shall be required in order for the SPC Party to take such action under the terms of this Agreement and the SPC Party's organizational documents) will be required in order for the Partnership to institute proceedings to have the Partnership adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership or file a petition seeking or consent to, reorganization or relief with respect to the Partnership under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of the Partnership's property, or make any assignment for the benefit of creditors of the Partnership, or admit in writing the Partnership's inability to pay its debts generally as they become due, or any similar action, or take action in furtherance of any of the foregoing actions;

            (xxxiv) shall comply with the separateness provisions of this Agreement, and with the laws of the state of its formation relating to limited partnerships, and each SPC Party, if applicable, shall comply with the separateness provisions of the SPC Party's organizational documents, and with the laws of the state of its formation relating to corporations; and

            (xxxv) shall cause this Agreement and, if applicable, the SPC Party's organizational documents to at all times provide that the Partnership (and the SPC Party, if applicable) shall not cause, permit, or empower any Person to consolidate or merge the Partnership or the SPC Party into any other entity.

      1.05. Compliance.

      (a) Certificate of Limited Partnership. The Certificate shall be amended at such times, and within such time periods, as may be required by the Act.

      (b) Principal Place of Business. The principal place of business of the Partnership shall be located at c/o Liberty Property Trust, Great Valley Corporate Center, 500 Chesterfield Parkway, Malvern, PA 19355, or such other location within the Commonwealth of Pennsylvania as may hereafter be determined by the General Partner. The General Partner shall notify each other Partner in writing of any change in the principal place of business of the Partnership.

      (c) Office and Agent. The Partnership shall at all times maintain a registered agent and office in the State of Delaware. The address of the Partnership's registered office in the State of Delaware and the name and address of the registered agent for service of process in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The General Partner may change the Partnership's registered office and/or registered agent from time to time as permitted under the Act; provided, however, that the General Partner shall notify each of the other Partners in writing of any such change.

      1.06. Partners.

      (a) The General Partner shall be the sole general partner of the Partnership.

      (b) Except as expressly provided in this Agreement, no other Person (as hereinafter defined) shall be admitted as an additional or substitute general partner of the Partnership without the prior unanimous written consent of all of the Partners.

      (c) The Investor B Limited Partner is hereby admitted to the Partnership as a new limited partner (or, to the extent such admission of the Investor B Limited Partner occurred previously, all of the Partners hereby acknowledge such admission). The Investor A Limited Partner and the Investor B Limited Partner shall be limited partners of the Partnership.

      (d) Except as expressly provided in this Agreement, no other Person shall be admitted as an additional or substitute limited partner of the Partnership without the unanimous prior written consent of all of the Partners.

      1.07. Amendment and Restatement. This Agreement amends and restates the Original Partnership Agreement in its entirety. Notwithstanding such amendment and restatement, no Partner shall be released from any liability arising under the Original Partnership Agreement.

                                   SECTION II

                               CERTAIN DEFINITIONS

      For purposes of this Agreement, the following terms shall have the following meanings:

      "AAA" shall have the meaning set forth in Section 7.01(d)(ii) hereof.

      "Act" shall have the meaning set forth in Section 1.01 hereof.

      "Action Requiring Approval" shall have the meaning specified in Sections 6.01(b) and 13.02 hereof.

      "Additional Capital Contribution" shall have the meaning set forth in Sections 3.03(b)(ii), 3.03(b)(iv) and 3.03(b)(vi) hereof.

      "Additional Capital Request" shall have the meaning set forth in Section 3.01(b)(iii) hereof.

      "Adjusted Capital Account" means, with respect to each Partner, the balance in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

            (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

      "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

            (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

            (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

      The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

      "Affiliate" shall mean, with reference to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the first Person.

      "Agreement" shall mean this Amended and Restated Limited Partnership Agreement, as defined in the introductory paragraph hereof, and as the same may hereafter be amended, supplemented or modified from time to time.

      "Amended LPLP Loan" shall have the meaning set forth in Section 3.02(g).

      "Appraisal Deadline" shall have the meaning set forth in Schedule I attached hereto.

      "Appraisal Standards" shall have the meaning set forth in Schedule I attached hereto.

      "Approved Budget" shall mean for each fiscal year of the Partnership after the Final Occupancy Date for the Initial Office Premises, the budget setting forth estimated receipts and expenditures (capital, operating and other) for such fiscal year, as proposed by the General Partner and approved by the Investor B Limited Partner pursuant to Section 7.01

      "Approved Construction Budget" shall mean, the construction budget, as amended from time to time by the General Partner, subject to Section 13.02, setting forth the estimated costs of construction of the Building, as proposed by the General Partner and approved by the Investor B Limited Partner in accordance with the terms and conditions of this Agreement.

      "Approved Development Timeline" shall mean the Development Timeline attached hereto as Schedule F, as the same may be amended by the General Partner with the approval of the Investor B Limited Partner.

      "Arbiter" shall have the meaning set forth in Section 7.01(d)(i) hereof.

      "Associated Partner(s)" shall have the meaning specified in Section 11.01(a) hereof.

      "Breakage Costs" shall mean any breakage costs due under the Rate Lock Agreement.

      "Budget Dispute" shall have the meaning set forth in Section 7.01(d)(i) hereof.

      "Building" shall mean the building(s) and other improvements now or hereafter erected on Unit 1 of the Property.

      "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner in accordance with the following provisions:

            (i) To each Partner's Capital Account there shall be credited the aggregate amount of cash and the initial Gross Asset Value of any property contributed by such Partner to the Partnership or deemed to have been contributed by such Partner to the Partnership, such Partner's distributive share of Profits and any items in the nature of income or gain or deemed to have been contributed by any Partner to the Partnership which are specially allocated pursuant to Section IV hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

            (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section IV hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

            (iii) If any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

            (iv) In determining the amount of any liability for purposes of determining Capital Account balances hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

      The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification upon the written approval by the Investor B Limited Partner.

      "Capital Contribution" shall mean, with respect to any Partner, the Initial Capital Contribution actually made or deemed to have been made by such Partner pursuant to Section 3.01(a), Section 3.02, or Section 3.03(b)(i) hereof (subject to Section 3.03(b)(ii) hereof) and any Additional Capital Contribution actually made pursuant to Section 3.03(b)(ii), 3.03(b)(iv) or 3.03(b)(vi) hereof.

      "Capital Gain or Loss" shall have the meaning set forth in Section 4.01(a) hereof.

      "Capital Transaction Net Proceeds" shall mean the net proceeds (including any funds released from reserves, as determined by the General Partner with the prior written approval of the Investor B Limited Partner, to the extent such reserves were originally derived from proceeds of Interim Capital Transactions or Liquidation Events and such funds are available for distribution to Partners, rather than specifically for payment to third parties) of an Interim Capital Transaction or a Liquidation Event, after (i) payment of the debts and liabilities of the Partnership, to the extent required to be paid or satisfied in connection with such transaction, including, without limitation, outstanding loans (including the Mortgage Loan and the LPLP Loan and any accrued interest thereon), (ii) [reserved], (iii) if appropriate, the application of such proceeds to their intended use (e.g., capital or leasehold improvements or repairs, or repayment of any outstanding loans), (iv) the payment of any and all costs and expenses incurred in connection with the transaction, including, without limitation, reasonable attorneys' fees and disbursements, brokerage fees, transfer, recording or other similar taxes, any and all reasonable and customary actual, third-party transaction costs, and, if appropriate, the actual, third-party costs and expenses incurred in connection with the dissolution and liquidation of the Partnership, and (v) reserves established from time to time, using proceeds received in connection with such transaction, in such amounts and for such purposes as shall be contemplated by the Approved Budget or as the General Partner may otherwise determine with the prior written consent of the Investor B Limited Partner (which consent will not be unreasonably withheld, delayed or conditioned).

      "Cash Flow Statements" shall have the meaning set forth in Section 8.02(c)(i) hereof.

      "Certificate" shall mean the Certificate of Limited Partnership of the Partnership, as the same may be amended, supplemented or modified from time to time.

      "Citi" shall mean Citigroup Global Markets Realty Corp.

      "CLI" means CommerzLeasing und Immobilien AG.

      "Closing Cost Reserve" shall have the meaning set forth in Section 3.03(b)(i).

      "Closing Date" shall have the meaning set forth in the Master Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      "Comcast Center Project" shall have the meaning set forth in the Completion Guaranty.

      "Comcast Lease" means the Lease between the Partnership and Comcast Corporation dated [The confidential material contained herein has been omitted and has been separately filed with the Commission.], with respect to space in the Property, as amended by that certain First Amendment to Lease dated [The confidential material contained herein has been omitted and has been separately filed with the Commission.], that certain Second Amendment to Lease dated [The confidential material contained herein has been omitted and has been separately filed with the Commission.] and that certain Third Amendment to Lease dated as of [The confidential material contained herein has been omitted and has been separately filed with the Commission.], and that certain Fourth Amendment to Lease dated as of [The confidential material contained herein has been omitted and has been separately filed with the Commission.]. By execution hereof each of the Partners approves the Comcast Lease.

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      "Commitment Letter" shall mean that certain Loan Commitment Letter dated on or about the date of this Agreement, executed by Citi and the Partnership, setting forth certain financing terms with respect to a first priority mortgage loan to be made by the Initial Mortgage Lender to the Partnership in the original principal amount of $324,000,000 (or so much as may be advanced thereunder), a copy of which (excluding its exhibits) is attached hereto as Schedule D.

      "Commitment Termination" shall mean the Commitment Letter is terminated.

      "Completion" shall have the meaning set forth in the Completion Guaranty.

      "Completion Guaranty" shall mean that certain Completion and Payment Agreement and Guaranty of even date executed by LPLP in favor of the Partnership and the Investor B Limited Partner.

      "Completion of the Comcast Center Project" shall have the meaning set forth in the Completion Guaranty.

      "Condominium Declaration" shall mean the Declaration of Condominium of 1701-1717 JFK Boulevard Condominium, dated March 1, 2006.

      "Construction Contract" shall mean, collectively, (i) the Construction Agreement dated January 2, 2005, between the Partnership and L.F. Driscoll Company with respect to the construction of the Building, and other improvements on the Property and (ii) the Construction Contract dated January 2, 2005, between the Partnership and L.F. Driscoll Company relating to the construction of the Plaza, Concourse (as defined in the Completion Guaranty) and related improvements.

      "Construction Work" shall have the meaning set forth in the Completion Guaranty.

      "Consumer Price Index" shall mean the Consumer Price Index-United States-All Urban Consumers, as published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year = 1982-84), or, if such index becomes unavailable, a comparable index selected by the General Partner based upon changes in the cost of living or purchasing power of the consumer dollar and published by any U.S. Government agency, major bank, financial institution, university or recognized financial publication.

      "Contracts" shall mean all service contracts and other operating agreements required for the operation of the Property, as the same may hereafter be amended, supplemented or modified from time to time in accordance with the applicable terms, if any, of such contracts and agreements and this Agreement.

      "Control" and "Controlled by" shall mean the ability, directly or indirectly, whether through the ownership of voting securities, partnership interests or membership interests, by contract, or otherwise (including by being the general partner, managing member, operating member, manager, officer or director of the Person in question), to (i) direct or cause the direction of the management and policies of a Person, or (ii) conduct the day-to-day business operations of a Person.

      "Cooperation Agreement" shall mean the Construction Easement and Cost-Sharing Agreement between the Partnership and Liberty Property Philadelphia Limited Partnership IV West, L.P. dated March 29, 2006.

      "Delaware Courts" shall have the meaning specified in Section 12.03(b) hereof.

      "Deficit Amount" means the difference between the net proceeds of the Refinance Loan and the outstanding principal amount of the Amended LPLP Loan.

      "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period,

Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of such property is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner (subject, however, to the provisions of Section 4.03(j) hereof regarding the Partners' selection of the "traditional" method of allocating "built-in gain" for purposes of Section 704(c) of the Code and the Regulations promulgated thereunder).

      "Designated Section" shall have the meaning set forth in Section 5.05.

      "Dispute Notice" shall have the meaning set forth in Section 7.01(d)(i) hereof.

      "Eligible Initiating Partner" shall have the meaning set forth in Section
11.01 hereof.

      "Eligible Syndication" shall mean the issuance and sale of limited partner interests in a limited partnership pursuant to an offering conducted through customary distribution channels outside the United States.

      "Emergency Capital" shall mean the amount contributed by a Partner pursuant to Section 3.03(b)(vi) in the case of an Emergency Event.

      "Emergency Event" shall mean an emergency situation that (i) poses a threat to life, (ii) threatens to cause substantial damage to the Property associated with the emergency situation, (iii) threatens to cause a default by the Partnership under any Lease or Contract that would result in a payment obligation by the Partnership or a right of termination by such other applicable party thereto, or (iv) threatens to cause a default by the Partnership under a Mortgage Loan that could result in a foreclosure of the applicable mortgage (not including payment of amounts due at the maturity of a Mortgage Loan) provided that none of the foregoing are covered by or the result of a breach by the Investor A Limited Partner under the Completion Guaranty or NOI Support Agreement and provided that any action pursuant to an Emergency Event shall not relieve the General Partner or its Affiliates from liability under any provision of this Agreement or result in indemnification of such party if not permitted under this Agreement.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the regulations promulgated thereunder from time to time.

      "Event of Withdrawal" shall mean, with respect to any Partner, the death, incapacity, dissolution, expulsion, withdrawal, insolvency or bankruptcy of such Partner. For the purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to occur only (i) when such Partner shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting (or shall fail to contest) the material allegations of a petition filed against such entity in any such proceeding or shall seek or consent to or acquiesce in the judicial appointment of any trustee, fiscal agent, receiver or liquidator of such entity or of all or any substantial part of its properties or shall take any action looking to its dissolution or liquidation; or (ii) if, within sixty
(60) days after the commencement of an action against such Partner seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of such entity stayed, or if the stay of any such order or proceeding thereafter shall be set aside, or if, within sixty (60) days after the judicial appointment, without the consent or acquiescence of such entity, of any trustee, fiscal agent, receiver or liquidator of such entity or of all or any substantial part of its properties, such appointment shall not have been vacated. For purposes of this Agreement, the "insolvency" of a Partner shall be deemed to occur only when such Partner shall make an assignment for the benefit of creditors or shall admit in writing that its assets are insufficient to pay its liabilities as they come due.

      "Excess Nonrecourse Liability" shall mean an "excess nonrecourse liability" within the meaning of Section 1.752-3(a)(3) of the Regulations.

      "Excluded Expenses" shall have the meaning set forth in the Completion Guaranty.

      "Fair Market Rental Terms" shall mean, with respect to any portion of the Property demised or proposed to be demised pursuant to a Lease as of any date, the most probable rent and other terms that would be obtained at such time for space in the Property, taking into account the premier position of the Property among other Class A office buildings in Philadelphia, Pennsylvania central business district at the time of such Lease, assuming that neither the landlord nor tenant (or prospective tenant) is under any compulsion to rent.

      "Final Occupancy Date for the Initial Office Premises" shall have the meaning set forth in the Comcast Lease.

      "Final Rent Commencement Date for the Initial Office Premises" shall have the meaning set forth in the Comcast Lease.

      "Financing Costs" shall mean all reasonable out-of-pocket costs incurred by any Partner or the Partnership in favor of any third-party in connection with the Initial Mortgage Loan for the following items: (a) legal costs in reviewing, negotiating, finalizing and executing the Mortgage Loan Documents or any other documents evidencing or securing the Initial Mortgage Loan, (b) all fees, costs and other charges paid to the lender(s) of the Initial Mortgage Loan, (c) title insurance premiums, survey costs and other title charges, (d) interest rate hedging costs, (e) fees paid to a third-party, unaffiliated mortgage broker, (f) fees and costs paid in connection with or pursuant to the Rate Lock Agreement, and (g) fees, costs and expenses of the

Mortgage Lender's counsel and of any third party consultants hired to prepare reports and studies for the Mortgage Lender.

      "First Tier Residual Sharing Percentage" shall mean the Percentage Interests of the Partners.

      "Foreign Partner" shall have the meaning set forth in Section 9.01(k) hereof.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

      "General Partner" shall mean, initially, Liberty Property Philadelphia Corporation IV East, a Pennsylvania corporation.

      "Gross Asset Value" shall mean, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

            (i) the initial Gross Asset Value of any asset contributed by a partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;

            (ii) the Gross Asset Values of all Partnership assets may, be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and
(c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

            (iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to be the gross fair market value of such asset on the date of distribution, as determined by the General Partner in the exercise of its good faith business judgment; and

            (iv) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Section IV hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the General Partner determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the

Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. The Gross Asset Value of the Property as of the date of Completion of the Comcast Center Project will be $505,000,000.00. The value will be allocated among the separate assets comprising the Property based upon their relative adjusted federal income tax bases as of such date.

      "Impaired Partner" shall have the meaning specified in Section 9.02.

      "Independent Director" shall have the meaning specified in Section 1.04(c)(xxxii) hereof.

      "Initial Approved Construction Budget" shall mean the initial construction budget for the Property attached hereto as Schedule E, as amended from time to time with the approval of the Investor B Limited Partner.

      "Initial Capital Contribution" shall have the meaning specified in Section 3.03(a) hereof.

      "Initial Mortgage Lender" shall mean Citi.

      "Initial Mortgage Loan" shall mean the first mortgage loan to be made by the Initial Mortgage Lender to the Partnership as has been approved by the Investor B Limited Partner, in the original principal amount of $324,000,000 (or so much as is advanced thereunder in the event the loan is reduced based on a failure to obtain the Required Parking (as defined in the Completion Guaranty) or based on a deviation in the rentable area of the Building) and any and all extensions, renewals, amendments, modifications and/or restatements thereof pursuant to the Commitment Letter [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

      "Initial Reserve" shall have the meaning specified in Section 3.03(b)(i).

      "Initial Tenant Costs" shall mean all the costs of leasing space in the Building including, without limitation, tenant improvements, tenant allowances (but excluding free rent), management fees for the Construction Work, leasing commissions, legal fees and costs, and space planning costs, all relating to the first tenancy by a tenant in accordance with the Leasing Guidelines (or otherwise with the approval of Investor B Limited Partner) for any particular space in the Building.

      "Initiatee" shall have the meaning specified in Section 11.01(a) hereof.

      "Initiator" shall have the meaning specified in Section 11.01(a) hereof.

      "Interim Capital Transaction" shall mean a sale or other disposition of a portion of the Property, or an interest therein, a financing (excluding the Initial Mortgage Loan and the LPLP Loan), refinancing, insurance award, partial condemnation, easement, sale or other transaction which, in accordance with generally accepted accounting principles, consistently applied, is treated as a sale, or financing but which does not result in the dissolution of the Partnership.

      "Internal Rate of Return" shall be calculated as set forth on Schedule H.

      "Investor A Limited Partner" shall mean LPLP or any entity that shall succeed LPLP as the Investor A Limited Partner in accordance with the provisions of this Agreement.

      "Investor A Related Party" shall mean LPT, LPLP and any Person that is wholly-owned directly or indirectly by LPT and/or LPLP.

      "Investor B Closing Capital Contribution" shall have the meaning set forth in Section 3.01(a)(i).

      "Investor B Construction Consultant" shall mean de Stefanis & Associates, or such other Person designated by the Investor B Limited Partner in its sole discretion.

      "Investor B Deferred Capital Contribution" shall have the meaning set forth in Section 3.01(a)(i) hereof.

      "Investor B Deferred Capital Default" shall have the meaning set forth in
Section 3.01(a)(ii) hereof.

      "Investor B Limited Partner" shall mean 1701 JFK Boulevard Philadelphia, L.P., a Delaware limited partnership or any entity that shall succeed 1701 JFK Boulevard Philadelphia, L.P. as the Investor B Limited Partner in accordance with the provisions of this Agreement.

      "Investor B Related Party" shall mean and refer to an Affiliate of the Investor B Limited Partner.

      "Investor B Related Loan Termination" shall mean that a Commitment Termination has occurred and the reason therefor is the occurrence of one or more of the following: (a) the failure of a condition precedent to closing under any of Sections 3(b), 3(c), 3(f), 3(g), 3(i), 3(j), 3(k), 3(y), 3(aa), 3(bb) or
3(gg) of the Commitment Letter which results from the acts or omissions of the Investor B Limited Partner or a breach of representation or warranty (or inability to make a representation or warranty required to be made in the Mortgage Loan Documents) relating to the affairs of the Investor B Limited Partner or its Affiliates, or (b) the failure by the Investor B Limited Partner to execute any document or perform any obligation expressly required to be executed or performed by the Investor B Limited Partner.

      "Lease" shall mean any lease with the Partnership or by which the Partnership is bound.

      "Leasing Guidelines" shall mean, for each fiscal year of the Partnership, an annual leasing plan proposed by the General Partner and approved by the Investor B Limited Partner setting forth (a) a listing of each space in the Property then vacant or expected to be or become vacant during such year and showing the size thereof and the recommended rent per square foot of such space and other material economic terms, and (b) a schedule listing other significant actions proposed with respect to the leasing or re-leasing of the Property; provided, that the General Partner shall update the Leasing Guidelines on January 1 and July 1 of each year. The Leasing Guidelines for the 2006 fiscal year shall be the initial Leasing Guidelines attached hereto as Schedule G.

      "Leasing Guidelines Dispute" shall have the meaning set forth in Section 7.01(d)(i) hereof.

      "Liberty Related Loan Termination" shall mean that a Commitment Termination has occurred and the reason therefor is the occurrence of one or more of the following:

            (i) the failure of a condition precedent to closing under any of Sections 3(b), 3(c), 3(f), 3(g), 3(i), 3(j), 3(k), 3(y), 3(aa), 3(bb) or 3(gg)
of the Commitment Letter which results from the acts or omissions of the Investor A Limited Partner or the General Partner (as the case may be) or (a) a breach of representation or warranty (or inability to make a representation or warranty required to be made in the Mortgage Loan Documents) relating to the affairs of the Investor A Limited Partner or its Affiliates or (b) the failure by the InvestorA Limited Partner or the General Partner (as the case may be) to execute any document or perform any obligation expressly required to be executed or performed by the Investor A Limited Partner or the General Partner (as the case may be);

            (ii) the failure of a condition precedent to closing under any of Sections 3(a), 3(d), 3(e), 3(h), 3(n), 3(o), 3(p), 3(q), 3(r), 3(s), 3(t), 3(u),
3(v), 3(w), 3(cc), 3(dd), 3(ee) (except for any such failure arising out of a default by Comcast or the financial condition of Comcast), 3(ff), 3(ll), 3(mm), 3(nn), 3(pp) or 3(qq) of the Commitment Letter.

      "Liberty Replacement Loan" shall mean a loan to be made by Investor A Limited Partner or an Affiliate as a replacement for the Initial Mortgage Loan described in the Commitment Letter on financial terms identical (provided that the loan amount is increased by an amount equivalent to the amount of any Negative Carry or Breakage Costs) and non financial terms substantially similar to those set forth in the Commitment Letter.

      "LIBOR" shall mean, as of any relevant date, the rate for United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date; provided, however, that if no such rate appears on Telerate Page 3750 as described above on such date, the General Partner shall select a comparable publication to determine LIBOR and provide notice thereof to the Partners.

      "Limited Partners" shall mean, collectively, the Investor A Limited Partner, the Investor B Limited Partner and any other Person hereafter admitted as a Limited Partner under this Agreement, for so long as such Person shall remain a Limited Partner under the terms of this Agreement.

      "Liquidation Event" shall mean the sale or other disposition of all or substantially all of the assets of the Partnership, or any other event resulting in the dissolution and termination of the Partnership in accordance with Section X hereof.

      "LPLP" shall mean Liberty Property Limited Partnership, a Pennsylvania limited partnership, and any successor to all or substantially all of its assets and operations, whether pursuant to merger, consolidation, sale of substantially all of its equity interests, sale of all or substantially all of its assets, or any similar transaction.

      "LPLP Credit Line Rate" shall mean the interest rate in effect from time to time for borrowings under the revolving line of credit loan pursuant to the Amended and Restated Credit Agreement dated December 22, 2005, between LPLP as borrower, LPT, Bank of America, N.A., as Administrative Agent, J.P. Morgan Chase, as Syndication Agent, and certain lenders identified therein, as that agreement may be amended, or the corresponding rate under any replacement loan providing the senior unsecured credit facility for LPLP which interest rate shall be established based on the actual invoices issued under the aforesaid Credit Agreement, copies of which invoices shall be delivered to the Investor B Limited Partner monthly upon receipt thereof by the Investor A Limited Partner, together with other supporting detail that may reasonably be requested by the Investor B Limited Partner.

      "LPLP Loan" shall mean the loan from the Investor A Limited Partner to the Partnership evidenced by that certain Note dated December 1, 2000 in the principal amount of up to $300,000,000 as of the date hereof and secured by that certain unrecorded Subordinated Open-End Mortgage and Security Agreement (And Fixture Filing) dated December 1, 2000, as each have been amended pursuant to that certain First Omnibus Amendment dated as of March 24, 2006 which First Omnibus Amendment has increased the principal amount of such loan to $505,000,000.

      "LPLP Loan Transition Date" shall have the meaning set forth in Section 3.02(g).

      "LPT" shall mean Liberty Property Trust, a Maryland real estate investment trust, and any successor to all or substantially all of its assets and operations, whether pursuant to merger, consolidation, sale of substantially all of its equity interests, sale of all or substantially all of its assets, or any similar transaction.

      "LPT Partner(s)" means each of the General Partner and the Investor A Limited Partner.

      "Major Lease" shall mean a Lease demising more than one (1) full floor at the Property or more than [The confidential material contained herein has been omitted and has been separately filed with the Commission.] rentable square feet of space on more than one (1) floor at the Property.

      "Management and Leasing Agreement" shall mean that certain Management and Leasing Agreement, dated as of the date hereof, to be entered into by and between the Partnership, as owner, and LPLP, as manager and leasing agent. A copy of the Management and Leasing Agreement is annexed hereto as Schedule J. By their execution and delivery of this Agreement, all of the Partners hereby approve the Management and Leasing Agreement as in effect on the date hereof.

      "Master Agreement" shall have the meaning set forth in the Background section of this Agreement.

      "Material Modification" shall mean with respect to Section 6.01(b)(vii) any change in (i) any non-economic term of a Lease which would reasonably be expected to have an adverse impact on the Partnership or (ii) any economic term of a Lease.

      "Mortgage Lender" shall mean the initial lender under the Initial Mortgage Loan or any permitted successor lender thereunder and any lender in respect of any permitted refinancing of the Initial Mortgage Loan.

      "Mortgage Loan" shall mean the Initial Mortgage Loan and any refinancings thereof expressly permitted or approved hereunder.

      "Mortgage Loan Documents" shall mean documents to be executed in connection with the Initial Mortgage Loan.

      "Negative Carry" shall have the meaning set forth in the Rate Lock Agreement.

      "Net Cash Flow" shall mean, for any fiscal period, (i) any operating receipts of the Partnership for such fiscal period (other than any unapplied security deposits, prepaid rentals or other deposits by any tenant at the Property, but specifically including amounts received by the Partnership under the NOI Support Agreement and amounts received by the Partnership in consideration of the termination of a Lease), less (ii) (A) any amounts required to pay the costs and expenses (including without limitation, taxes) of the Partnership incurred for such fiscal period which are not paid from any Capital Transaction Net Proceeds, (B) any debt service payments (including principal amortization) on the Mortgage Loan and any other Partnership indebtedness, (C) without limiting the generality of clause (A) above, any capital expenditures and leasing costs (including, without limitation, tenant improvements, tenant allowance payments and leasing commissions (but excluding Initial Tenant Costs)) funded during such fiscal period from operating receipts of the Partnership and Reserves derived from such operating receipts, (D) [reserved], and (E) any portion of such operating receipts used by the General Partner to establish, replenish and/or increase Partnership Reserves, as contemplated by the Approved Budget or as otherwise determined in accordance with this Agreement plus (iii) any funds released from Reserves during such fiscal period in accordance with the Approved Budget applicable to such fiscal period, or as otherwise reasonably determined by the General Partner, to the extent such Reserves were originally derived from operating receipts and such funds are available for distribution to Partners, rather than specifically for payment to third parties.

      "Net Hedging Gains" shall have the meaning set forth in the Rate Lock Agreement.

      "New Partner" shall have the meaning set forth in Section 3.01(a)(ii).

      "NOI Support Agreement" shall mean that certain NOI Support Agreement of even date, made by LPLP in favor of the Partnership and the Investor B Limited Partner.

      "Non-Controllable Items" shall have the meaning specified in Section 7.01(b) hereof.

      "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

      "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

      "Offer" shall have the meaning set forth in Section 9.01(m) hereof.

      "Offeree Partner" shall have the meaning set forth in Section 9.01(m) hereof.

      "Offeror Partner" shall have the meaning set forth in Section 9.01(m) hereof.

      "Operating Account" shall have the meaning set forth in Section 8.04.

      "Original Partnership Agreement" shall have the meaning set forth in the Background section hereof.

      "Partner Nonrecourse Debt" shall have the meaning set forth for such term in Section 1.704-2(b)(4) of the Regulations.

      "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth for such term in Section 1.704-2(i)(2) of the Regulations.

      "Partner Nonrecourse Deductions" shall have the meaning set forth for such term in Section 1.704-2(i) of the Regulations.

      "Partner(s)" shall mean, individually or collectively (as the case may be), the General Partner, the Investor A Limited Partner, the Investor B Limited Partner and any other Person hereafter admitted as a Limited Partner under this Agreement, for so long as such Person is a Limited Partner under the terms of this Agreement.

      "Partnership" shall mean Liberty/Commerz 1701 JFK Boulevard, L.P., formerly known as Liberty Property Philadelphia Limited Partnership IV East, a Delaware limited partnership.

      "Partnership Closing Costs" shall mean, collectively, those reasonable costs and expenses relating to the closing of the transactions contemplated by the Master Agreement (including, without limitation, the Comcast Refurbishment Allowance, Excluded Expenses, reasonable title insurance premiums, survey charges, lender fees and expenses, and any Partners' reasonable attorneys' fees and expenses relating to the drafting, review, negotiation and finalization of this Agreement and the other agreements contemplated by the Master Agreement, this Agreement or the Initial Mortgage Loan (including Financing Costs), but excluding (i) any transfer tax imposed upon the initial issuance of a limited partner interest to the Investor B Limited Partner, payment of which transfer taxes shall be the sole responsibility of the Investor A Limited Partner exclusively; and (ii) any brokerage fees or advisory fee required to be paid to third parties in respect of the equity transactions contemplated by the Master Agreement (Investor A Limited Partner shall be responsible for any payments due to [The confidential material contained herein has been omitted and has been separately filed with the Commission.] with respect to the acquisition by Investor B Limited Partner of its Partnership Interest, and Investor B Limited Partner shall be responsible for any fees due to [The confidential material contained herein has been omitted and has been separately filed with the Commission.] with respect to such acquisition)). The Partners acknowledge that any fees payable to [The confidential material contained herein has been omitted and has been separately filed with the Commission.] Affiliates in connection with the placement of the Initial Mortgage Loan shall constitute Partnership Closing Costs. Attached hereto as Schedule L is an initial estimate of the Partnership Closing Costs.

      "Partnership Interest" shall mean, with respect to any Partner, its total economic interest in the Partnership as a Partner, including, without limitation, its right to receive distributions of cash and allocations of income, gain and loss in accordance with this Agreement.

      "Partnership Minimum Gain" shall have the meaning set forth for such term in Section 1.704-2(b)(2) of the Regulations.

      "Percentage Interest" shall mean, with respect to any Partner, the "Percentage Interest" specified for such Partner in Schedule B annexed hereto.

      "Person" shall mean a corporation, an association, a partnership (general or limited), a joint venture, an estate, a trust, a limited liability company, a limited liability partnership, any other legal entity, or an individual.

      "PIDC" shall have the meaning set forth in Section 3.02(c) hereof.

      "Plans and Specifications" shall have the meaning set forth in the Completion Guaranty.

      "Plaza" shall mean collectively, Units 3 and 3A described in the Condominium Declaration.

      "Pre Approved Major Lease" shall mean a Major Lease to a Pre-Approved Tenant which complies in all respects with the Leasing Guidelines.

      "Pre Approved Tenant" shall mean the Persons designated under the Leasing Guidelines as Pre Approved Tenants.

      "Pre Completion Period" shall mean the period prior to the Transition
Date.

      "Pre-Completion Return" shall mean, with respect to the Investor B Limited Partner for any relevant accrual period, an amount equal to a return at the applicable Pre-Completion Return Rate on such Partner's Initial Capital Contribution for such accrual period, provided that for the purposes of Pre-Completion Return, after [The confidential material contained herein has been omitted and has been separately filed with the Commission.] the Investor B Limited Partner's Initial Capital Contribution shall be deemed to include the Investor B Closing Capital Contribution and the Investor B Deferred Capital Contribution (whether or not made provided there is no Investor B Deferred Capital Default) but, if the Investor B Deferred Capital Contribution is not contributed, the Pre-Completion Return Rate on the Investor B Deferred Capital Contribution shall be reduced by the Pre-Completion Return Reduction for the period of time from [The confidential material contained herein has been omitted and has been separately filed with the Commission.] until the Investor B Deferred Capital Contribution is contributed.

      "Pre-Completion Return Rate" shall mean an amount equal to the greater of
(a) 5% per annum and (b) the LPLP Credit Line Rate.

      "Pre-Completion Return Reduction" shall mean an amount equal to (i) the Investor B Deferred Capital Contribution multiplied by (ii) a rate per annum equal to 30-day LIBOR minus 25 basis points.

      "Preferred Return" shall mean a return equal to [The confidential material contained herein has been omitted and has been separately filed with the Commission.] adjusted and calculated monthly on a Partner's Unreturned Additional Capital Contribution and shall not constitute a guaranteed payment within the meaning of Code Section 707(c).

      "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

            (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to
Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

            (iii) if the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii), (iii) or (iv) of the definition of Gross Asset Value herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (iv) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation herein; and

            (vi) notwithstanding any other provisions hereof, any items which are specially allocated pursuant to Section 4.01(c) or 4.03 hereof shall not be taken into account in computing Profits or Losses.

      "Property" shall have the meaning set forth in the Background section of this Agreement.

      "Purchase Option" shall have the meaning specified in Section 11.01(a) hereof.

      "Put Notice" shall have the meaning specified in Section 9.03 hereof.

      "Put Option" shall have the meaning specified in Section 9.03(b) hereof.

      "Put Option Price" shall have the meaning specified in Section 9.03(b) hereof.

      "Qualified Appraiser" shall have the meaning specified in Schedule I attached hereto.

      "Qualified Person" shall have the meaning set forth in Section 9.01(b) hereof.

      "RACP Grant" shall have the meaning set forth in Section 3.02(c) hereof.

      "Rate Lock Agreement" shall mean that certain Extended Rate Lock Agreement by and between LPLP and Citigroup Global Markets, Inc. dated March 20, 2006.

      "Reconciliation Statements" shall have the meaning set forth in Section 8.02(c)(i) hereof.

      "Refinance Capital Contribution" shall have the meaning set forth in
Section 3.05(e).

      "Refinance Loan" shall have the meaning set forth in Section 3.02(j).

      "Refinance Preferred Return" shall have the meaning set forth in Section 3.05(e).

      "Regulations" shall mean the final and temporary Income Tax Regulations promulgated under the Code, as the same may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Regulatory Allocations" shall have the meaning set forth in Section 4.03(f) hereof.

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      "Reserves" shall mean funds set aside by the General Partner as reserves, from Capital Contribution or gross cash receipts of the Partnership and in amounts determined by the General Partner upon prior written approval by the Investor B Limited Partner (which approval shall not be unreasonably withheld, delayed or conditioned) or in the Approved Budget, that are necessary or prudent for future costs, expense, and payments not likely to be covered out of any other account of the Partnership, including, without limitation, possible (a) working capital, (b) capital expenditures, tenant improvements and allowances and leasing commissions (excluding Initial Tenant Costs) in respect of the Property and (c) escrow or reserve requirements under the Mortgage Loan Documents.

      "Review Lease" shall have the meaning set fort in Section 6.01(b)(vii).

      "Review Lease Term Sheet" shall have the meaning set forth in Section 6.01(b)(vii) hereof.

      "Round I Appraisal" shall have the meaning set forth in Schedule I attached hereto.

      "Round II Appraisal" shall have the meaning set forth in Schedule I attached hereto.

      "SEC" shall have the meaning set forth in Section 12.10 hereof.

      "Second Tier Residual Sharing Percentage" shall mean, (a) with respect to the Investor A Limited Partner, [The confidential material contained herein has been omitted and has been separately filed with the Commission.]%, (b) with respect to the General Partner, [The confidential material contained herein has been omitted and has been separately filed with the Commission.]% and (c) with respect to the Investor B Limited Partner, [The confidential material contained herein has been omitted and has been separately filed with the Commission.]%.

      "Section 11.01 Default Purchase Right" shall have the meaning specified in
Section 11.01(b) hereof.

      "Service" shall mean the United States Internal Revenue Service.

      "SPC Party" shall have the meaning specified in Section 1.04(c)(xxxi) hereof.

      "SPC Party Organizational Documents" shall have the meaning specified in
Section 1.04(c)(xxxi) hereof.

      "Special Sale Notice" shall have the meaning specified in Section 11.01(a) hereof.

      "Special Sale Price" shall have the meaning specified in Section 11.01(a) hereof.

      "Special Sale Right" shall have the meaning specified in Section 11.01(a) hereof.

      "Specified Distribution" shall have the meaning set forth in Section 5.05(a).

      "SS Purchase Price" shall have the meaning specified in Section 11.01(a) hereof.

      "Standard Lease Form" shall mean the standard form of lease used by the Partnership for the Building, a copy of which is attached hereto as Schedule K.

      "Syndication Investor" shall mean any investor outside the United States to whom a limited partner interest in the Investor B Limited Partner is transferred or issued pursuant to an Eligible Syndication.

      "Term" shall have the meaning set forth in Section 1.03 hereof.

      "Termination Date" shall have the meaning set forth in Section 3.02(i).

      "Third Appraiser" shall have the meaning set forth in Schedule I attached hereto.

      "Third Party Financing" shall have the meaning set forth in Section 6.01(b)(ii) hereof.

      "Transfer" shall have the meaning set forth in Section 9.01(a) hereof.

      "Transition Date" shall mean the date which is the earlier to occur of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] or the Final Rent Commencement Date for the Initial Office Premises.

      "United States Person" shall have the meaning assigned to such term in the Code.

      "Unreturned Additional Capital" shall mean with respect to any Partner as of any date, the Additional Capital Contributions of such Partner less any repayment of the Additional Capital Contributions pursuant to Sections 5.01 or 5.02.

      "Unreturned Refinance Capital" shall mean, as of any date, the Refinance Capital Contribution of the Investor A Limited Partner less any repayment of the Refinance Capital Contribution pursuant to Sections 5.01 or 5.02.

                                   SECTION III

                              CAPITAL CONTRIBUTIONS

      3.01. Capital Contribution.

      (a) (i) The Investor B Limited Partner agrees to make a Capital Contribution calculated in accordance with Schedule N payable as follows: (A) the Investor B Limited Partner has contributed cash in the amount of $72,400,000 on the Closing Date (the "Investor B Closing Capital Contribution"), and (B) Investor B Limited Partner irrevocably agrees to contribute cash in the amount of $72,400,000 (the "Investor B Deferred Capital Contribution") on or before the earliest of the following dates, (x) December 31, 2006 if as of that date construction of the Building and related improvements is no more than thirty
(30) days behind the Approved Development Timeline as evidenced by a certificate from the Investor B Construction Consultant, (y) within five (5) business days of the date subsequent to December 31, 2006, when construction of the Building and related improvements is no more than thirty (30) days behind the Approved Development Timeline as certified by a certificate from the Investor B Construction Consultant or (z) within five (5) business days of the Final Occupancy Date for the Initial Office Premises.

      (ii) If the Investor B Limited Partner fails to advance the Investor B Deferred Capital Contribution when due in accordance with Section 3.01(a)(i), and if such failure continues for twenty (20) days after receipt by the Investor B Limited Partner of written notice from the General Partner (such failure, the "Investor B Deferred Capital Default"), then [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      3.02. Capital Contributions and Loans of the LPT Partners.

      (a) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      3.03. Additional Provisions Regarding Capital Contributions.

      (a) The capital that is contributed, or deemed to be contributed, to the Partnership by each Partner pursuant to Section 3.01 (including without limitation the Investor B Deferred Capital Contribution, as and when contributed), Section 3.02 and Section 3.03(b)(i) hereof, net of distributions, if any, made to such Partner by the Partnership as of the date hereof, is sometimes referred to in this Agreement as such Partner's "Initial Capital Contribution". Except for its Initial Capital Contribution and the obligations of the Investor A Limited Partner with respect to the LPLP Loan, no Partner shall have any obligation to make capital contributions or loans to the Partnership. Any payments by LPLP pursuant to the NOI Support Agreement or LPLP pursuant to the Completion Guaranty shall not be Capital Contributions and after the satisfaction of the LPLP Loan, shall not be loans to the Partnership.

      (b) (i) In addition to Capital Contributions pursuant to Section 3.01 and
Section 3.02 each Partner shall fund on the date hereof (and its Initial Capital Contribution shall be adjusted accordingly) its pro rata share of the estimate of Partnership Closing Costs (the "Closing Cost Reserve") set forth on Schedule L which includes a $[The confidential material contained herein has been omitted and has been separately filed with the Commission.] initial working capital reserve (the "Initial Reserve"). If subsequent to the date hereof, the Partnership or any of the Partners shall incur or pay any Partnership Closing Costs that shall not have been included on Schedule L, then each of the Partners shall, notwithstanding anything contained herein to the contrary, contribute to the Partnership cash (and their Initial Capital Contributions shall be adjusted accordingly) in an amount equal to their pro rata share based on their respective Percentage Interests of such Partnership Closing Costs. Such amounts shall be paid within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] business days of notice from the General Partner for Partnership Closing Costs incurred after such date. Any amounts in this reserve for Financing Costs may be used to pay down the LPLP Loan and then re-borrowed under the LPLP Loan when necessary to pay Financing Costs. Upon the [The confidential material contained herein has been omitted and has been separately filed with the Commission.] anniversary of the funding of the Initial Mortgage Loan: (A) if the amount on the Closing Cost Reserve (in excess of the Initial Reserve) is $[The confidential material contained herein has been omitted and has been separately filed with the Commission.] or greater, the full amount of the Closing Cost Reserve in excess of the Initial Reserve shall be repaid pro rata to the Partners based on Percentage Interests and (B) if the amount is less than $[The confidential material contained herein has been omitted and has been separately filed with the Commission.], it shall be added to the Initial Reserve.

      (ii) In the event a Partner fails to make its Capital Contribution required pursuant to Section 3.03(b)(i), the other Partner may, but is not obligated to, make such Capital Contribution and all of the Capital Contributions made by such Partner pursuant to Section 3.03(b)(i), together with all Capital Contributions made by such Partner pursuant to Section 3.03(b)(iii), shall be deemed Additional Capital Contributions. For the purposes of this
Section 3.03(b)(ii) the Investor A Related Parties shall be considered one Partner.

      (iii) If at any time after the Closing Date the General Partner and the Investor B Limited Partner determine that (A) the Partnership is in need of additional funds for operational and/or capital needs in excess of Initial Capital Contributions, loan proceeds, reserves held by the Partnership, and operating receipts available therefor, (B) such need for funds is not the responsibility of the Investor A Limited Partner under the Completion Guaranty or NOI Support Agreement and is not the result of the criminal conduct, willful misconduct, fraud or gross negligence of the General Partner or its affiliates, or a breach by the Investor A Limited Partner under the Completion Guaranty or a breach by the Investor A Limited Partner under the NOI Support Agreement, and
(C) if third-party debt financing for such funds is not available on commercially reasonable terms or is not permitted under any then-applicable Mortgage Loan Documents, the General Partner shall deliver written notice to the other Partners, advising such Partners of the amount of additional funds required by the Partnership, the purpose for which such funds are to be used, and the date such funds are required to be advanced (such notice being referred to hereinafter as an "Additional Capital Request").

      (iv) Each Limited Partner, upon receipt of an Additional Capital Request from the General Partner pursuant to Section 3.03(b)(iii) hereof, shall thereupon have the right, but not the obligation, to contribute its pro rata share (based on such Limited Partner's Percentage Interest as of the date of such Additional Capital Request, with the Percentage Interest of the Investor A Limited Partner being deemed, for purposes of this Section 3.03(b)(iv), to include the Percentage Interest of the General Partner) of the amount of funds set forth in the Additional Capital Request (an "Additional Capital Contribution"). The date for contributing such Additional Capital Contribution shall be the date set forth in the Additional Capital Request. If any Limited Partner shall elect not to contribute its pro rata share of any funds requested in an Additional Capital Request delivered pursuant to Section 3.03(b)(iii) hereof, the other Limited Partner may, but shall not be required to, make an Additional Capital Contribution to the Partnership for all or part of the amount of such requested funds.

      (v) Notwithstanding anything appearing to the contrary in Section 6.01(b) hereof, an Additional Capital Contribution otherwise permitted under this
Section 3.03(b) may be made without the consent of any other Partner.

      (vi) Any Partner may upon written notice to the other Partners contribute funds to the Partnership which are necessary due to an Emergency Event and, in such event, the other Partners may within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days of notice thereof contribute their pro rata share of the Emergency Capital and any amounts so contributed will be distributed to the Partner initially contributing the Emergency Capital as a return of capital. Any amounts contributed pursuant to this Section 3.03(b)(vi) shall constitute Additional Capital Contributions. In addition, the following amounts, if and to the extent advanced by the Investor A Limited Partner, shall be treated in the same manner as advances described above in this paragraph: (A) any sums paid by the Investor A Limited Partner pursuant to the Overlay Agreement (as defined in the Commitment Letter) which are in excess of the amounts that are payable by the Investor A Limited Partner for the corresponding time periods pursuant to the NOI Support Agreement, (B) any sums paid by the Investor A Limited Partner in satisfaction of its personal guaranty of the Breakup Fee pursuant to the Commitment Letter (to the extent not reimbursed to the Investor A Limited Partner), provided that no Liberty Related Loan Termination has occurred, and/or (C) any sums paid by the Investor A Limited Partner pursuant to clause (ii) of the definition of "Comcast Lease Tenant Improvements" as set forth in that certain Guaranty of Comcast Lease Construction Obligations to be executed by the Investor A Limited Partner in accordance with the Commitment Letter.

      (c) All Capital Contributions, other than the Partners' respective Initial Capital Contributions, shall be made in cash and not in kind. No Partner shall have any personal liability with respect to the return of any Capital Contribution made to the Partnership by any other Partner. No Partner shall have the right to withdraw any part of its Capital Contribution, or receive any distribution of its Partnership Interest or any interest thereon, except as specifically provided in this Agreement. Except as specifically provided in this Agreement, no time has been agreed upon for the return of any Partner's Capital Contribution.

      (d) Except as set forth in Section 3.03(b)(i), no Partner shall be required to make any Additional Capital Contribution to the Partnership, and unless otherwise provided under the Completion Guaranty, no Partner shall be liable for any debts of the Partnership, and no Limited Partner shall be required to restore any negative balance in its Capital Account.

      3.04. Proration of Revenues and Expenses of the Partnership.

      In consideration of the obligations of the Investor A Limited Partner pursuant to Section 2(b)(xii) of the Completion Guaranty, all revenues and expenses of the Partnership arising in or related to the period of time prior to the Transition Date shall be allocated to the Investor A Limited Partner. The Capital Account balance of the Investor A Limited Partner as determined under
Section 3.02(h) hereof shall not be adjusted as the result of any such allocations or distributions, or by any amounts retained by the Investor A Limited Partner, or paid or distributed by the Partnership to the Investor A Limited Partner, pursuant to Section 13 of the Completion Guaranty.

                                   SECTION IV

                         ALLOCATION OF INCOME AND LOSSES

      4.01. Allocation of Profits and Losses.

      (a) Except as otherwise provided in Section 3.04 hereof, Profits and Losses from operations or from interest income earned by the Partnership and in respect of any Interim Capital Transaction or Liquidation Event during a fiscal year ("Capital Gain" or "Capital Loss", as applicable) shall be allocated among the Partners as follows: After giving effect to the special allocations set forth in Section 4.03 hereof, Profits from Operations or any Capital Gain in respect of such Interim Capital Transaction or Liquidation Event shall be allocated to the Partners having deficit balances in their Capital Accounts (computed after taking into account distributions pursuant to Section V with respect to such fiscal year, and after adding back each Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain) in proportion to, and to the extent, of such deficits. Any remaining Profits and Losses from operations or from interest income or Capital Gain or Capital Loss shall be allocated to the Partners so as to produce Capital Accounts for the Partners (computed in the manner set forth in the preceding sentence) such that if an amount of cash equal to such positive Capital Account balances were distributed in accordance with such positive Capital Account balances, such distribution would be in the amounts, sequence and priority set forth in Section 5 hereof.

      (b) If the allocations under Section 4.01(a) hereof are not sufficient to eliminate any deficit Capital Account balances or to cause the positive Capital Account balances to equal an amount such that if the amount was distributed in accordance with the positive Capital Account balance, such distribution would be in the amounts, sequence and priority set forth in Section 5.02 hereof, then instead of allocating the Capital Gain or Loss under Section 4.01(a) hereof, items of income and gain and items of deduction and loss will be allocated under
Section 4.01(a) hereof in an effort to, eliminate any deficit Capital Account balances and to cause the positive Capital Account balances to equal an amount such that if the amount was distributed in accordance with the positive Capital Account balance, such distribution would be in the amounts, sequence and priority set forth in Section 5.02 hereof.

      4.02. Loss Limitation. The Losses allocated pursuant to Section 4.01 shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitations set forth in this Section 4.02 shall be allocated to the Partners that do not have Adjusted Capital Account Deficits in proportion to such Partners' respective positive Adjusted Capital Accounts.

      4.03. Special Allocations.

      (a) Partnership Minimum Gain Chargeback. Notwithstanding anything contained in this Section IV to the contrary, if there is a net decrease in Partnership Minimum Gain during any fiscal year, except as otherwise permitted by Sections 1.704-2(f)(2), (3), (4) and (5) of the Regulations, items of Partnership income and gain for such taxable year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(i) of the Regulations shall be allocated among all Partners whose shares of Partnership Minimum Gain decreased during that year in proportion to and to the extent of such Partner's share of the net decrease in Partnership Minimum Gain during such year. The allocation contained in this Section 4.03(a) is intended to be a minimum gain chargeback within the meaning of Section 1.704-2 of the Regulations, and shall be interpreted consistently therewith.

      (b) Partner Nonrecourse Debt Minimum Gain. Notwithstanding anything contained in this Section IV to the contrary, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain, except as provided in Section 1.704-2(i) of the Regulations, items of Partnership income and gain for such taxable year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(ii) of the Regulations shall be allocated among all

Partners whose share of Partner Nonrecourse Debt Minimum Gain decreased during that year in proportion to and to the extent of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year. This Section 4.03(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Section 1.704-2 of the Regulations and shall be interpreted consistently therewith.

      (c) Qualified Income Offset. Notwithstanding anything contained in this
Section IV to the contrary, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Partnership income and gain (including gross income) shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 4.03(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section IV had been tentatively made as if this Section 4.03(c) were not in this Agreement. The allocation contained in this Section 4.03(c) is intended to be a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Regulations, and shall be interpreted consistently therewith.

      (d) Ordering. Sections 4.03(a), 4.03(b) and 4.03(c) hereof shall be applied in the order provided in Section 1.704-2 of the Regulations.

      (e) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of
(A) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (B) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.03(e) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.03(c) hereof and this Section 4.03(e) were not in this Agreement.

      (f) Curative Allocations. The allocations set forth in Sections 4.02 and 4.03(a) through (e) and (g) through (i) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Regulations. Notwithstanding any other provisions of this Section IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss and deduction among the Partners so that to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred. In exercising their discretion under this Section 4.03(f), the General Partner and the Investor B Limited

Partner, both acting reasonably, shall take into account future Regulatory Allocations under Sections 4.03(a) and 4.03(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.03(h) and 4.03(i).

      (g) Section 754 Election Adjustments. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

      (h) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated in accordance with the Partners' Percentage Interests.

      (i) Partner Nonrecourse Deductions. In accordance with Section 1.704-2(i)(1) of the Regulations, any Partner Nonrecourse Deductions shall be allocated to the Partners who bear the economic risk of loss for the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, as provided in Section 1.702-2(i)(1) of the Regulations.

      (j) Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value under the "traditional method" as set forth in Regulations Section 1.704-3(b)(1).

      If the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) or (iv) of the definition of "Gross Asset Value", subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      Any elections or other decisions relating to such allocations shall be made by the General Partner in a manner that reasonably reflects the purpose and intention of this Agreement and in accordance with the applicable provisions of
Section 8.05(a) hereof; provided, however, that the allocations of income, gain, loss and deduction referred to in the immediately preceding two paragraphs shall be made in accordance with the "traditional method" as set forth in Regulations
Section 1.704-3(b)(1). Allocations pursuant to this Section 4.03(j) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

      For purposes of Code Section 704(c), any payments by the Investor A Limited Partner pursuant to the NOI Support Agreement or pursuant to the Completion Guaranty (or any other agreement which provides for payments to the Investor B Limited Partner in the nature of damages) or by the Investor A Limited Partner not treated as Capital Contributions pursuant to Section 3.03(a) hereof but which are treated as contributions to the Partnership for federal income tax purposes shall be accounted for by the Partnership as "built-in loss" assets contributed by the Investor A Limited Partner to the Partnership having a book value equal to $0.

      (k) Tax Credits. Tax credits and tax credit recapture shall, pursuant to Regulations Section 1.704-1(b)(4)(ii), be allocated among the Partners in accordance with their respective Percentage Interests.

      (l) Other Allocation Rules. Solely for purposes of determining the Partners' proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits shall be their respective Percentage Interests.

      (m) Pre-Completion Return. To the extent the Pre-Completion Return shall have been paid to the Investor B Limited Partner, gain from sale or liquidation of assets shall first be allocated to the Investor B Limited Partner up to and to the extent of such Pre-Completion Return. Any remaining gain shall be allocated in accordance with Section 4.01 and 4.02 hereof.

                                    SECTION V

                                  DISTRIBUTIONS

      5.01. Operations. Net Cash Flow shall be distributed to the Partners quarterly not later than January 15, April 15, July 15 and October 15 with respect to the just completed fiscal quarter, or more frequently than quarterly at the sole discretion of the General Partner, in the following order of priority:

      (a) First to the Investor A Limited Partner to the extent of any unpaid Refinance Preferred Return (if applicable), and then to the Partners, pari passu to the extent of and in proportion to any unpaid Preferred Returns;

      (b) To the Partners, pari passu to the extent of and in proportion to any Unreturned Additional Capital Contributions; and

      (c) thereafter, to the Partners, pari passu in proportion to their respective First Tier Residual Sharing Percentages as of the date of such distribution.

      5.02. Capital Transactions. Capital Transaction Net Proceeds in respect of any Interim Capital Transaction or Liquidation Event shall be distributed to the Partners promptly after the occurrence of the Interim Capital Transaction or the Liquidation Event in the following order of priority

      (a) First to the Investor A Limited Partner to the extent of any unpaid Refinance Preferred Return (if applicable), and then to the Partners, pari passu to the extent of and in proportion to any unpaid Preferred Returns;

      (b) To the Investor A Limited Partner to the extent of any Unreturned Refinance Capital (if applicable) and then to Partners, pari passu to the extent of and in proportion to any Unreturned Additional Capital Contribution; and

      (c) third, to the Partners, pari passu in proportion to their respective Percentage Interests, until the Investor B Limited Partner shall have received, whether pursuant to this Section 5.02(c) or pursuant to Section 5.01(c) hereunder, an amount equal to a [The confidential material contained herein has been omitted and has been separately filed with the Commission.]% Internal Rate of Return on its Initial Capital Contribution calculated from the Transition Date; and

      (d) thereafter, to the Partners, pari passu in proportion to their respective Second Tier Residual Sharing Percentages.

      5.03. Pre-Completion Return. Notwithstanding anything to the contrary contained herein, prior to the Transition Date, the Partnership shall on a monthly basis distribute to the Investor B Limited Partner the Pre-Completion Return. The Partnership shall distribute such amount from Capital Contributions or Partnership borrowings (including the LPLP Loan).

      5.04. Distributions in Kind. If any assets of the Partnership shall be distributed in kind with the unanimous written approval of the Partners, such assets shall be distributed to the Partners as tenants-in-common (if real property) or joint owners without right of survivorship (if personal property) in the same proportion as the Partners would have been entitled to cash distributions. The amount by which the fair market value of any property to be distributed in kind to the Partners exceeds or is less than the tax basis of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account for purposes of (a) computing the allocation of gain or net loss under Section 4.01 hereof, (b) the cumulative adjustments to the Capital Accounts of the Partners, and (c) the distributions under Section V hereof. If the assets of the Partnership are sold in a transaction in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account in computing net gain or net loss of the Partnership for purposes of allocation of gain or loss under Section 4.01 hereof, and distributions of proceeds to the Partners under Section V hereof, and the Partnership shall be deemed to have been dissolved and terminated, notwithstanding any election by the Partners to continue the Partnership.

      5.05. Limitations on Distributions.

      If and to the extent the Partnership makes a distribution (a "Specified Distribution") to a Partner at a time when, after giving effect to the distribution, the liabilities of the Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership), exceed the fair value of the assets of the Partnership (except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of that property exceeds that liability) then, if and to the extent provided for in Section 17-607 of the Act, or any successor to such Section (the "Designated Section"), a Partner who knew at the time of the distribution that the distribution constituted a Specified Distribution shall be liable to the Partnership for the amount of the distribution received by such Partner (but a Partner who receives a Specified Distribution who did not know at the time of such distribution that the distribution was a Specified Distribution shall not be liable to the Partnership for the amount of the distribution). Notwithstanding the foregoing, in no event shall a Partner who receives a Specified Distribution be liable pursuant to this paragraph after the expiration of three years from the date of such Specified Distribution, unless and to the extent a different period of time for liability may be specified in the Designated Section.

      5.06. REIT Distributions. Any other provision of this Agreement to the contrary notwithstanding, at the option of the General Partner, the Partnership shall take, and the General Partner is authorized to take, reasonable action which in the opinion of Wolf, Block, Schorr and Solis-Cohen, LLP or such other tax counsel selected by the General Partner and reasonably acceptable to Investor B Limited Partner, is necessary and consistent with LPT's qualification as a REIT, to distribute sufficient amounts pursuant to this Section V to enable LPT to pay shareholder dividends that will (i) permit LPT to satisfy the requirements for qualifying as a REIT under the Code and Regulations; and (ii) permit LPT to avoid any material federal income or excise tax liability of as a result of its status as a REIT, assuming for purposes of this determination that the only items on the federal income tax return of the LPT are the items shown on its Schedule K-1 received from the Partnership and all cash distributions received from the Partnership (less a reasonable allowance for non-deductible administrative costs) have been paid as dividends to the shareholders of LPT on the day after such distributions are received from the Partnership, provided however that such distributions do not adversely effect the Investor B Limited Partner.

      5.07. Taxes Withheld. The General Partner may withhold taxes from distributions to any Partner, or make a tax payment for the credit of any Partner, to the extent such taxes are due by a Partner and such withholding is required under the Code or Treasury Regulations or under any state or local statute, regulation or ordinance. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributable by the Partnership to any Partner, or any amount disbursed by the Partnership for the credit of any Partner on account of a tax required to be paid by the Partnership, shall be treated as a distribution or payment to such Partner. To the extent that the amount required to be remitted as taxes exceeds the amount of the distribution to such Partner with respect to the fiscal period then available to the Partnership to make the payment, the Partner shall pay over any such excess to the Partnership thirty (30) days following notice and demand from the Partnership and such obligation shall be a recourse obligation of the Partner. To the extent not paid upon demand, the amount shall be treated as a fully recourse loan to such Partner, bearing interest, adjusted monthly, at 600 basis points (6%) over LIBOR, commencing upon the date payment is made by the Partnership to any taxing authority. General Partner shall promptly notify the Partners of any payments of withheld taxes, but failure of General Partner to notify a Partner of withholding shall not relieve such Partner of its obligations pursuant to this subsection 5.07.

                                   SECTION VI

                    MANAGEMENT DECISIONS AND RELATED MATTERS

      6.01. Management.

      (a) The business, affairs and assets of the Partnership shall be managed, arranged and coordinated by the General Partner, which shall have, except as and to the extent otherwise expressly provided in this Agreement or under the Act (excluding, however, such requirements of the Act as are permitted to be overridden by agreement among the Partners), full, exclusive and complete discretion with respect thereto. Subject to and in accordance with the provisions of this Agreement, the General Partner shall have all necessary and appropriate powers to carry out the purpose of the Partnership set forth in
Section 1.04 hereof. The General Partner shall exercise its authority as such in its capacity as a General Partner of the Partnership. Except as expressly set forth in Sections 1.02, 1.04(c), 6.01(b), 6.05, 6.06, 7.01 and 13.02 hereof or elsewhere in this Agreement, none of the Partners other than the General Partner shall participate in the management or control of the Partnership or have any right to approve, vote on or otherwise consent to any matter relating to the business, affairs or assets of the Partnership.

      Unless authorized in writing to do so by this Agreement or by the General Partner, no attorney-in-fact, employee or other agent of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable for any purpose. No Partner other than the General Partner shall have any power or authority to bind the Partnership unless the Partner has been authorized in writing by the General Partner to act as an agent of the Partnership in accordance with the previous sentence.

      (b) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.01(c) hereof, the General Partner shall not take any Action Requiring Approval (as hereinafter defined) without the prior written approval of the Investor B Limited Partner. As used in this Agreement, "Action Requiring Approval" shall mean and refer to any of the following actions by the Partnership or the General Partner:

            (i) subject to Section 11.01, selling, conveying or otherwise disposing of all or any material part of the assets or business of the Partnership, leasing all or substantially all of the Property or interests therein, voluntarily creating any lien, mortgage or material encumbrance on the Property (other than in connection with the Initial Mortgage Loan, the LPLP Loan, a Liberty Replacement Loan, any financing permitted pursuant to Sections 3.02(i) or 3.02(j) or any other financing or refinancing permitted under Section 6.01(c) hereof), or acquiring any assets (other than the lease of the Plaza and acquisition of the Plaza pursuant to Condominium Declaration), in each case other than as may be incidental to, or necessary or desirable in connection with, the conduct of the Partnership's business;

            (ii) borrowing money from any party ("Third Party Financing"), and granting collateral security for such loan, other than (A) the LPLP Loan; (B) the Initial Mortgage Loan; (C) any financing permitted pursuant to Sections 3.02(i) or 3.02(j), (D) a Liberty Replacement Loan, or (E) fixture and equipment leases and installment sale agreements entered into, and trade payables incurred, in the ordinary course of the Partnership's business

            (iii) (except as set forth in Sections 3.01(a)(ii)) issuing any additional interests in the Partnership, or pledging, encumbering, charging or otherwise hypothecating the existing capital or assets of the Partnership or the Property or any part thereof (except in connection with the Initial Mortgage Loan or any other financing permitted under Section 6.01(b)(ii) hereof);

            (iv) expanding the scope of the business and activities of the Partnership or, in the case of the Partnership, engaging in any business other than the acquisition, ownership, renting, leasing, financing, refinancing, management, operation, development, improvement, renovation, refurbishment, building upon, licensing, repair, mortgaging, sale and disposition of the Property and activities ancillary or incidental thereto;

            (v) issuing guaranties or similar instruments in respect of any of the assets or the business of the Partnership (other than guaranties and indemnities with respect to the Mortgage Loan) or any third party's business;

            (vi) amending, waiving or changing this Agreement, the Certificate, the Mortgage Loan Documents, the NOI Support Agreement, the Completion Guaranty or the Management and Leasing Agreement, Master Agreement, or any other agreement concluded between the Partnership and an Affiliate of a Partner (other than as expressly set out herein);

            (vii) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (viii) subject to Section 7.01(c) hereof, make any expenditure for any expense which is not a Non-Controllable Item in excess of (x) the greater of $[The confidential material contained herein has been omitted and has been separately filed with the Commission.] or [The confidential material contained herein has been omitted and has been separately filed with the Commission.] percent ([The confidential material contained herein has been omitted and has been separately filed with the Commission.]%) for any line item in the Approved Budget or (y) [The confidential material contained herein has been omitted and has been separately filed with the Commission.] ([The confidential material contained herein has been omitted and has been separately filed with the Commission.]%) in the aggregate for all items in the Approved Budget.

            (ix) possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose;

            (x) except as otherwise provided in this Agreement, admit any additional Partners to the Partnership;

            (xi) other than entering into the initial Management and Leasing Agreement, enter into, amend, or cancel any management or leasing agreements (other than agreements with leasing brokers), or replace the manager under the Management and Leasing Agreement;

            (xii) cancel, terminate, amend or modify the Condominium Declaration, any reciprocal easement agreement or other easement, in any material respect; provided, however, that the Investor B Limited Partner shall not unreasonably withhold, delay or condition its approval with respect to any amendment or modification of the Condominium Declaration, or reciprocal easement agreements, or other easement, proposed by the General Partner that will not have a material adverse impact on the Property;

            (xiii) with the exception of the transactions, Contracts, arrangements and agreements (and any amendments thereto) relating to the development and construction of the Building and the tenant improvements included within the Initial Tenant Costs (all of which shall be the responsibility of LPLP pursuant to the Completion Guaranty and shall be governed by Section XIII below) and subject to Section 7.01(c) hereof and any other applicable provisions of this Section 6.01(b), enter into any transaction, Contract, arrangement or agreement, or any material amendment to any existing Contract, in each case if such transaction, Contract, arrangement or agreement would require the expenditure by the Partnership of more than $[The confidential material contained herein has been omitted and has been separately filed with the Commission.] during any [The confidential material contained herein has been omitted and has been separately filed with the Commission.] month period, except as provided for in the Approved Budget;

            (xiv) enter into any transactions with Affiliates of the General Partner and/or Investor A Limited Partner, except as permitted under Section 6.03(b) hereof; and

            (xv) except for the settlement of any claims arising out of or relating in any way to the development and construction of the Building, the Plaza, the Concourse and the tenant improvements included within the Initial Tenant Costs (all of which claims are the responsibility of LPLP under the Completion Guaranty), confess judgment or settle a claim if doing so would create a liability or obligation on the part of the Partnership in excess of $[The confidential material contained herein has been omitted and has been separately filed with the Commission.] that would not be covered by the Partnership's liability insurance policy;

            (xvi) with the exception of any actions or proceedings that the General Partner may determine to initiate and prosecute arising out of or relating in any way to the development and construction of the Building and the tenant improvements included within the Initial Tenant Costs (all of which claims are the responsibility of LPLP under the Completion Guaranty), take or initiate any judicial, administrative or other legal action or proceeding on behalf of the Partnership in or before any court, governmental agency or board or arbitrator, including filing any motion or pleading in any such matter or settling or compromising any such claim by or against the Partnership, other than any action (A) to collect rentals and other amounts payable to the Partnership or otherwise to enforce its rights under leases and other occupancy agreements affecting the Property, (B) to dispossess any tenant or occupant which is in default in its obligations to the Partnership, or (C) against vendors, suppliers, and subcontractors in the ordinary course of business;

            (xvii) employ any person as an employee of the Partnership;

            (xviii) initiate a re-zoning or subdivision of the Property, amend terminate or dissolve the Condominium Declaration, or convert the Property to a cooperative or similar form of ownership (excepting therefrom the existing condominium form of ownership);

            (xix) make any election pursuant to Section 301.7701-3 of the Regulations to classify the Partnership for federal income tax purposes as anything other than a partnership;

            (xx) establish working capital reserves in excess of $[The confidential material contained herein has been omitted and has been separately filed with the Commission.];

            (xxi) change accounting firms pursuant to Article VIII or change in any substantial way the accounting process or procedures employed in keeping the books of account or preparing financial statements or income tax returns with respect to the operations or management of the Partnership, including, without limitation, a change of the Partnership's taxable year;

            (xxii) lend funds belonging to the Partnership to any third party or grant an extension of credit to any Person on behalf of the Partnership, except in the ordinary course of business or as otherwise set forth in an Approved Budget;

            (xxiii) amend or modify the LPLP Loan;

            (xxiv) cause the merger or consolidation of the Partnership with or into any other Person, or the liquidation, termination or dissolution of the Partnership other than in accordance with the terms of this Agreement;

            (xxv) file a voluntary petition or other institution of proceedings to have the Partnership adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Partnership, confess a judgment against the Partnership or make, execute or deliver on behalf of the Partnership any assignment for the benefit of creditors;

            (xxvi) pay or agree to pay any salary, bonus or other compensation to any Partner, or any Affiliate of any Partner, except as specifically provided for herein or in an Approved Budget, or enter into any agreements with Affiliates whether pursuant to Section 6.03(b) hereof or otherwise;

            (xxvii) take any action in violation of the fiduciary duty owed by general partners to limited partners;

            (xxviii) subject to Section 6.01(c), the emergency provisions of
Section 7.01(c) and Section 13, engage in any material repair, redevelopment or development of the Property, to the extent such activity is not included in an Approved Budget, including, without limitation, approval of plans, specifications, schedules, budgets, contractors, architects, engineers and other material matters relating thereto (for purposes of this paragraph, a repair shall be deemed "material" if its cost equals or exceeds $[The confidential material contained herein has been omitted and has been separately filed with the Commission.]);

            (xxix) perform any act in contravention of this Agreement (including, but not limited to, acquiring any real property other than the Property) or which would extend the term of the Partnership;

            (xxx) establish or adjust Gross Asset Value (except as permitted in subpart (iii) of the definition of Gross Asset Value) for any contributed or distributed asset;

            (xxxi) materially reduce or increase the scope of the insurance program for the Partnership or settle or adjust any material insurance claim under policies maintained by the Partnership;

            (xxxii) making any material changes to the Standard Lease Form.

            (xxxiii) with the exception of filings necessary or desirable in connection with the development and construction of the Building, the Plaza, the Concourse and the tenant improvements included within the Initial Tenant Costs, file with any governmental agency any material documents relating directly or indirectly to the business of the Partnership other than such filings which are in the ordinary course of operating the Property or the business of the Partnership or filings required by law (which shall, in each case, not require prior approval of the Investor B Limited Partner); and

            (xxxiv) make in-kind distributions;

      (c) (i) Notwithstanding anything to the contrary herein, including provisions hereof limiting the authority of the General Partner or requiring the approval of the Investor B Limited Partner, the General Partner shall have the right, without the consent of the

Investor B Limited Partner, to take all actions reasonably necessary to cause the Partnership to comply with (v) the Condominium Declaration, (w) Leases (including without limitation the Comcast Lease) and service contracts to which the Partnership is a party or by which the Partnership or the Property is bound,
(x) legal requirements applicable to the Partnership and/or the Property, and
(y) the Mortgage Loan Documents, including, without limitation, obligations contained in the Mortgage Loan Documents that require the Partnership to deposit funds into deposit accounts established in the name of the Mortgage Lender. Furthermore, and notwithstanding anything to the contrary herein, including provisions hereof limiting the authority of the General Partner or requiring the approval of the Investor B Limited Partner, if under such Mortgage Loan Documents the exercise of certain rights with respect to the Property by the General Partner requires compliance with conditions specified therein (e.g., the right to contest real property taxes affecting the Property being conditioned on the deposit of security with the Mortgage Lender), the General Partner shall have the right to satisfy such conditions without the consent of the Investor B Limited Partner.

            (ii) Notwithstanding anything to the contrary herein, the Investor B Limited Partner shall have the right on behalf of the Partnership to enforce the Partnership's rights as "Owner" under the Management and Leasing Agreement to terminate the Manager in accordance with the terms and conditions thereof.

      (d) REIT Limitations.

            (i) At any time when a direct or indirect beneficial interest in the Partnership is owned by an entity that has elected to be taxed as a REIT under the Code, the Partnership, without the prior written consent of the Investor A Limited Partner in its sole discretion, shall not: (i) acquire any asset that is not described in Section 856(c)(4)(a) of the Code or any successor provision;
(ii) enter into a loan secured by an interest in real property in which the Partnership would receive income from a "shared appreciation provision" as defined in Section 856(j)(5) of the Code; (iii) enter into a loan in which the interest income depends, directly or indirectly, in whole or in part, on the income or profits of any person for purposes of Section 856(f) of the Code; (iv) enter into any lease involving real property where any portion of the rents would be excluded from the definition of "rents from real property" under
Section 856(d)(2) of the Code; or (v) sell any property which, when sold, would constitute property described in Section 1221(1) of the Code, except when the net selling price is less than $[The confidential material contained herein has been omitted and has been separately filed with the Commission.]. Notwithstanding the foregoing, if any of the provisions of Sections 856 or 857 of the Code are amended so that one of the requirements in clauses (i) through
(v) above becomes irrelevant to the qualification of a REIT as a REIT under the Code and will not cause adverse tax consequences to a REIT if the requirement is not complied with, such provision shall no longer apply to the Partnership. The provisions of this Section 6.01(d) are in addition to any restrictions on the authority of the General Partner pursuant to this Agreement.

            (ii) In making any determinations under this Agreement in which the classification of any entity as a "real estate investment trust" for federal income tax purposes is relevant, such determination or calculation shall be made by assuming that only the items reported on such entity's federal income tax return are the items reported on the Partner's Schedule K-1 received from the Partnership (or the entity's distributive share of such items).

      6.02. Liability and Indemnification of Partners.

      (a) Except as otherwise provided in Section 6.02(d), no Partner nor any of its Affiliates, nor any of their respective officers, trustees, directors, partners, members, managers, shareholders, employees or agents, shall have any liability to the Partnership or to any other Partner for any loss suffered by the Partnership or any other Partner which arises out of any action or inaction of such Partner or such other Person if such course of conduct did not constitute criminal conduct, willful misconduct, fraud or gross negligence of such Partner or such other Person; provided, however, that this provision shall not limit, restrict or otherwise affect the rights or obligations of a Partner or any of its Affiliates under this Agreement, the Master Agreement, the Completion Guaranty, NOI Support Agreement, the Management and Leasing Agreement, the LPLP Loan or any other agreement to which it is a party.

      (b) The Partnership shall indemnify, defend and hold harmless each Partner and/or its Affiliates, any of their respective officers, trustees, directors, partners, members, managers, shareholders, employees or agents (each, an "Indemnitee") from and against any and all claims or liabilities of any nature whatsoever arising out of the business of the Partnership, including, without limitation, (i) reasonable attorneys' fees and disbursements arising out of or in connection with any action (excluding any Transfer by a Partner of all or any portion of its Partnership Interest or by any other Person of any direct or indirect beneficial ownership interest in any Partner) taken or omitted by it pursuant to the authority granted by this Agreement, and (ii) the breach by the Partnership of any Mortgage Loan Document; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or final adjudication adverse to such Indemnitee, and which is not subject to further appeal, establishes that such Indemnitee's acts constituted criminal conduct, willful misconduct, fraud or gross negligence; and provided, further, that the amount of any payment otherwise required to be made to an Indemnitee pursuant to this Section 6.02 with respect to any claim or liability shall be reduced by the amount of insurance proceeds, if any, received by such Indemnitee with respect to such claim or liability under any policy of liability insurance.

      (c) Notwithstanding any other provision herein to the contrary, the liability of the Partners under this Agreement (excluding the Partners' obligations to make Initial Capital Contributions and the other Capital Contributions identified in Section 3.01(b) hereof) shall be limited to their respective Partnership Interests in the Partnership. No direct or indirect partner, shareholder, officer, trustee, director, member or manager in or of any Partner (and no officer, trustee, director, partner, member, manager, employee or agent of such direct or indirect partner, shareholder, officer, trustee, director, member or manager) shall have any personal liability under this Agreement, except that each Partner shall be personally liable for the Initial Capital Contributions and the other Capital Contribution identified in Section 3.01(b) hereof.

      (d) Notwithstanding any other provision herein to the contrary, neither
(i) LPLP in its capacity as manager under the Management and Leasing Agreement,
(ii) LPLP in its capacity as the obligor under the Completion Guaranty, (iii) the General Partner or LPLP pursuant to the Master Agreement, nor (iv) LPLP in its capacity as the obligor under the NOI Support Agreement shall be considered an "Affiliate" of any Partner for purposes of Section 6.02(a) or Section 6.02(b) hereof; in the event of any conflict or inconsistency between the provisions of the Management and Leasing Agreement, the NOI Support Agreement, Completion Guaranty or Master Agreement, on the one hand, and the provisions of this
Section 6.02, on the other, the provisions of the Management and Leasing Agreement, NOI Support Agreement or Completion Guaranty as appropriate, shall govern and control.

      6.03. Certain Conflicts of Interest.

      (a) Partners and their Affiliates, except the General Partner for so long as the Initial Mortgage Loan is outstanding, may engage in and possess interests alone or in other business ventures, including, without limitation, the ownership, development, operation, origination, financing and management of mortgage loans, real property and other real estate related assets, independently or with others (including, without limitation, activities which may compete with the Partnership), and such activity shall not breach any Partner's fiduciary duty to the Partnership and the other Partners. Neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in such ventures except as set forth in Section 4.1 of the Master Agreement.

      (b) Except as provided in Section 1.04 hereof, the Partnership may enter into agreements with Affiliates of one or more of the Partners; provided, however, that any such agreement shall be substantially similar to the terms that would be available on an arm's-length basis in an agreement between the Partnership and a Person unaffiliated with such Partner or Partners (taking into account differences in the relative standards for quality and reputation of the party rendering the service). The General Partner and the Investor B Limited Partner hereby approve the Management and Leasing Agreement, the Completion Guaranty, the Master Agreement, the LPLP Loan, and the NOI Support Agreement as in effect on the date hereof.

      (c) Notwithstanding anything to the contrary contained herein or in the Management and Leasing Agreement, if a default by the manager under the Management and Leasing Agreement shall have occurred and be continuing, and the General Partner does not commence to enforce the Partnership's remedies arising therefrom within thirty (30) days following the expiration of any applicable notice and cure periods, if notice is so given, then the Investor B Limited Partner shall have the right to exercise the Partnership's remedies under the Management and Leasing Agreement, including, without limitation, termination thereof, if available to the Partnership pursuant to Section 12.2 thereof and the commencement of any action or proceeding against the manager thereunder. In addition, the Partnership, in its capacity as "Owner" under the Management and Leasing Agreement, shall not (i) grant any approval required under the Management and Leasing Agreement, (ii) approve any contract with an affiliate of the manager requiring the consent of the owner under the Management and

Leasing Agreement, or (iii) authorize or approve the taking of any other action by the manager requiring the authorization or approval of the owner under any applicable provision of the Management and Leasing Agreement, in each case without the approval (or deemed approval, as applicable) of the Investor B Limited Partner, if and to the extent such action would require the approval of the Investor B Limited Partner if proposed to be taken by the General Partner or the Partnership.

      (d) Notwithstanding anything to the contrary contained herein or in the Condominium Declaration, if a default under the Condominium Declaration by any party thereto other than the Partnership shall have occurred and be continuing, and the General Partner does not commence to enforce the Partnership's remedies arising therefrom within thirty (30) days following the expiration of any applicable notice and cure periods, if notice is so given, then the Investor B Limited Partner shall have the right to exercise the Partnership's remedies under the Condominium Declaration on behalf of the Partnership.

      6.04. Compensation; Reimbursement for Expenses; Other Expenses.

      (a) No Partner and no employee of any Partner, as such, shall be entitled to any salary or other compensation from the Partnership for any services rendered or to be rendered by it to the Partnership; provided, however, that the reasonable out-of-pocket expenses incurred by the General Partner from time to time hereunder and the reasonable internal administrative costs of the General Partner and its Affiliates for the preparation of books, records and documents, budgets, preparation (or oversight of the preparation by outside accountants) of financial reports and tax returns, and similar activities shall (subject to the right of the Investor B Limited Partner to elect to have the General Partner cause the Partnership to engage an outside accounting firm to prepare the foregoing) be reimbursed by the Partnership upon demand of the General Partner to the extent such expenses (i) are not duplicative of amounts separately reimbursed by the Partnership to the property manager under the Management and Leasing Agreement, (ii) are not incurred by the General Partner in performing services required under the Management and Leasing Agreement to be performed by the manager thereunder without compensation or reimbursement other than its management fee, and (iii) are supported with appropriate documentation for such amounts.

      (b) All fees and disbursements of accountants, tax advisors and attorneys retained by the Partnership and incurred in connection with the transactions contemplated hereby and the preparation of any and all documents related to the Partnership shall be paid by the Partnership.

      (c) The Partnership shall reimburse any reasonable costs and expenses incurred by the Partnership or any Partner to third-parties if incurred undertaking the business of the Partnership, including, without limitation, Partnership Closing Costs.

      6.05. Partnership Status. Notwithstanding anything appearing to the contrary, the Partnership shall not convert (or seek to convert) from a limited partnership to a corporation, limited liability company or other form of legal entity, nor shall the Partnership change or attempt to change its status as a limited partnership, without the prior written consent of all of the Partners. In addition, the Partnership shall take all customary actions reasonably required to cause itself to be treated as a partnership under the Code, and shall not make any tax elections inconsistent with such treatment. No Partner shall take any action, or refrain from taking any action, inconsistent with the foregoing.

      6.06. Removal of General Partner.

      (a) The Investor B Limited Partner may remove the General Partner at any time if (i) an Event of Withdrawal occurs with respect to the General Partner,
(ii) the General Partner commits fraud or engages in criminal conduct in its capacity as General Partner; (iii) the General Partner or an officer, principal or employee thereof misappropriates funds of the Partnership or engages in intentional and willful misconduct in connection with the Property or the Partnership, and, in the case of misappropriation or intentional and willful misconduct by an officer, principal or employee of the General Partner, the General Partner shall not have reimbursed the Partnership for the entirety of such misappropriation (or any damage resulting from such misconduct) for which the Partnership is not made whole by insurance or a fidelity bond and removed such officer, principal or employee from any relationship with the Partnership, the Partnership's business or the Property; (iv) the General Partner is grossly negligent in its capacity as General Partner and as a consequence thereof the Partnership or the Investor B Limited Partner suffers a substantial loss or damage and the General Partner shall not have made the Partnership or the Investor B Limited Partner, as applicable, whole for such loss or damage (provided, however, that gross negligence shall not be imputed to the General Partner for any decision hereunder by the General Partner that has been approved, or deemed approved, by the Investor B Limited Partner so long as the General Partner is not grossly negligent in implementing such decision); (v) a default by LPLP under the NOI Support Agreement has occurred and is not cured within ten (10) days after written notice from the Investor B Limited Partner to the Investor A Limited Partner, (vi) an Event of Default by LPLP under the Completion Guaranty has occurred; (vii) a Management Termination Event under the Management and Leasing Agreement has occurred (if the manager is an Investor A Related Party).

      (b) Any removal of the General Partner shall be effective ten (10) days after written notice by the Investor B Limited Partner to the General Partner specifying the basis for the removal. If the Investor B Limited Partner so removes the General Partner, the Investor B Limited Partner shall select a new General Partner, which new General Partner shall not be required to be a Partner prior to its admission as the General Partner and, the removed General Partner shall become a limited partner and the removed General Partner and Investor A Limited Partner shall have no consent or approval rights with respect to the Partnership except that (i) the foregoing shall not impair the rights of the Investor A Limited Partner to initiate the Special Sale Right in accordance with
11.01 below; (ii) the Investor A Limited Partner shall have the right to approve any Action Requiring Approval of the nature described in the following subparagraphs of Section 6.01(b): (i) (except for the right to approve mortgages and financing), (iv), (v), (vi) (except for the right to approve amendments, waivers and changes of the

Mortgage Loan Documents), (ix), (xiv), (xxii), (xxiii), (xxiv), (xxv), (xxvii), and (xxix); and (iii) the Investor A Limited Partner shall have the right to take the actions and grant or withhold the approvals pursuant to Sections 5.06 and 6.01(d) hereof.

      (c) Upon removal of the General Partner pursuant to this Section 6.06, the removed General Partner and the Investor A Limited Partner shall be entitled to Transfer all or any portion of their Partnership Interest to a Qualified Person, provided (A) the transferee is not a Commerz Competitor, (B) has been identified to the Investor B Limited Partner's reasonable satisfaction, and (C) the Transfer otherwise complies with Sections 9.01(e), (g) and (l), and provided further, that the Investor B Limited Partner shall have the right to acquire the Partnership Interest of the General Partner and Investor A Limited Partner pursuant to Section 9.01(m).

      6.07. Execution and Delivery of Documents on Behalf of the Partnership. Notwithstanding anything to the contrary contained herein, the execution and delivery of any document by the Partnership to any third-party pursuant to any action authorized or permitted hereby may be executed and delivered by the General Partner acting alone, without the execution and delivery of such document by the Investor B Limited Partner. Any third-party shall be entitled to rely on such document as having been authorized pursuant to this Agreement. In furtherance of the foregoing, the Investor B Limited Partner, acting alone, is not empowered or authorized to execute or deliver any document on behalf of the Partnership.

                                   SECTION VII

                     APPROVED BUDGET AND LEASING GUIDELINES

      7.01. Approved Budget and Leasing Guidelines.

      (a) The General Partner shall, prior to [The confidential material contained herein has been omitted and has been separately filed with the Commission.], submit to the Investor B Limited Partner for its approval a proposed initial operating budget for the partial year 2007 (beginning with the initial occupancy of the Building by any Tenant). Attached hereto as Schedule G are the initial Approved Leasing Guidelines.

      (b) Beginning with calendar year, 2008, the General Partner shall (i) submit not later than [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of the prior year a proposed operating budget for the following year to the Investor B Limited Partner for its approval, and (ii) submit not later than [The confidential material contained herein has been omitted and has been separately filed with the Commission.] and on [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of each year proposed Leasing Guidelines or amendments to then existing Leasing Guidelines (including the proposed standard form of Lease, if different in any material respect from the approved standard form in effect) to the Investor B Limited Partner for its approval. The Investor B Limited Partner shall promptly communicate, in writing to the General Partner, its approval or disapproval of each such proposal. Any disapproval of a proposed budget must specify which particular line items are disapproved. If the Investor B Limited Partner fails to send a written approval or disapproval within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days after submission of the proposal, the proposal shall be deemed to have been approved. If a proposed budget or proposed leasing guidelines are not approved (or deemed approved) by the date that is [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days prior to commencement of the applicable year or semi-annual period, as the case may be, the then most recent Approved Budget or Leasing Guidelines, as the case may be, shall continue to be in effect, except as follows: (i) to the extent specific line items of the proposed budget or specific portions of the proposed leasing guidelines have been approved by the Investor B Limited Partner, then the budget for such specific line items and the leasing guidelines for such specific portions shall be as so approved; (ii) subject to the preceding clause
(i), (A) the budget for any expenditures over which the Partnership has no control, such as real property taxes, insurance premiums for then existing coverage, utility charges, interest and principal due to then existing creditors of the Partnership and to the holders of liens on Partnership property, and amounts payable pursuant to the terms of then existing contracts (including, without limitation, leases and brokerage agreements) by which the Partnership is bound (collectively, "Non-Controllable Items") shall be the amount required to pay such items; and (B) the budget for recurring capital expenditures and any other items that are not Non-Controllable Items shall be the applicable amount set forth in the then most recent Approved Budget, such amounts in (A) and (B) being adjusted for (x) inflation as reflected in the Consumer Price Index since the date of such most recent Approved Budget and (y) any changes in the level of leasing or occupancy of the Property. The General Partner shall be entitled (but not obligated) to submit to the Investor B Limited Partner for its approval revisions to any Approved Budget or Approved Leasing Guidelines at any time during the period to which such Approved Budget or Approved Leasing Guidelines relate, and upon approval (or deemed approval) of such revisions by the Investor B Limited Partner, the Approved Budget or Approved Leasing Guidelines, as the case may be, as revised by such revisions, shall thereafter constitute the Approved Budget or Approved Leasing Guidelines, as the case may be, for the period covered thereby. The Investor B Limited Partner shall promptly communicate in writing to the General Partner, its approval or disapproval of each such proposed revision. If the Investor B Limited Partner fails to send a written approval or disapproval within ten (10) business days after submission of such revisions, the revisions shall be deemed to have been approved.

      (c) The General Partner shall be authorized to make any expenditure if the same is consistent with the applicable Approved Budget or if the expenditure relates to a Non-Controllable Item or is required to address an emergency situation, by eliminating a condition that poses a threat to life or by protecting the Property against further damage associated with such emergency situation (and in any such emergency situation, the General Partner shall use its reasonable efforts to inform the Investor B Limited Partner of such emergency as soon as possible and in any event within three (3) business days after the occurrence thereof). An expenditure shall be deemed to be consistent with the applicable Approved Budget if the amount thereof, when added to all other expenditures pursuant to such Approved Budget, does not exceed [The confidential material contained herein has been omitted and has been separately filed with the Commission.] percent ([The confidential material contained herein has been omitted and has been separately filed with the Commission.]%) of the aggregate amount for all items in such Approved Budget.

      (d) In any case in which the Investor B Limited Partner disapproves a proposed budget or proposed leasing guidelines, the General Partner shall have the right to dispute such disapproval, and to have such dispute resolved by arbitration conducted in Philadelphia, Pennsylvania in accordance with the provisions of this Section 7.01(d), and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

            (i) If the General Partner desires to arbitrate such disapproval by the Investor B Limited Partner, the General Partner shall give notice (a "Dispute Notice") to that effect to the Investor B Limited Partner, whereupon the General Partner and the Investor B Limited Partner shall endeavor to resolve their dispute through diligent and good faith negotiations. If, notwithstanding such negotiations, the General Partner and the Investor B Limited Partner shall be unable to resolve their dispute on or before that date which is five (5) business days after such Dispute Notice has been delivered, the Investor B Limited Partner shall have the right to appoint any of the arbiters listed on Schedule C annexed hereto (and if the first arbiter so appointed is not available or is unwilling to serve, the Investor B Limited Partner shall have the right to select another arbiter listed on Schedule C until an arbiter so selected is willing and available to serve) (such arbiter, the "Arbiter") as the arbitrator for such dispute. In the event none of the arbiters listed on Schedule C annexed hereto is available or willing to serve, then either General Partner shall have the right to apply to the President of the Real Estate Board of the City of Philadelphia for the appointment of the arbiter, who shall not be affiliated with any Partner and (A) if such dispute involves the withholding of approval with respect to a proposed budget (a "Budget Dispute"), shall have at least ten (10) years of experience in owning and operating first class office properties located in Philadelphia, Pennsylvania, or (B) if such dispute involves the withholding of approval with respect to proposed leasing guidelines (a "Leasing Guidelines Dispute"), shall have at least ten (10) years of experience as a commercial leasing broker for first-class office buildings in Philadelphia, Pennsylvania.

            (ii) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (the "AAA"), except that, to the extent that the Pennsylvania State Civil Practice and Law Rules, or any successor statute, imposes requirements different from the AAA in order for the decision of the Arbiter to be enforceable in the courts of the Commonwealth of Pennsylvania, such requirements shall be complied with in the arbitration.

            (iii) The sole issues to be determined by the Arbiter, with respect to any Budget Dispute, are the cost or scope of the budget item or whether the budget item or items in question are necessary or desirable for the operation, maintenance, upkeep, improvement and leasing of a "trophy" Class A office building in Philadelphia, Pennsylvania, in which case the Investor B Limited Partner's disapproval of such budget item or items shall be deemed to have been unreasonable; provided, however, that in the case of any budget item consisting of a proposed capital expenditure that is desirable for primarily aesthetic reasons, rather than in order to continue the Building's status as a "trophy" Class A office building or to improve the operation, maintenance or upkeep of the Property or to enhance the marketability of the Property and/or the leasing demand for space in the Property, the Investor B Limited Partner's shall not be subject to challenge or overruling by the Arbiter. The sole issue to be determined by the Arbiter, with respect to any Leasing Guidelines Dispute, is whether the proposed leasing guidelines are consistent with Fair Market Rental Terms, in which case the Investor B Limited Partner's disapproval of such leasing guidelines shall be deemed to have been unreasonable. Within ten (10) business days after the Arbiter has been chosen, both parties shall make whatever presentations they wish to the Arbiter. Immediately thereafter, the Arbiter shall make its decision. The Arbiter shall use his or her best efforts to reach a decision within forty-eight (48) hours from the conclusion of the hearing. It is the desire of the parties that the Arbiter render his or her decision at the conclusion of the hearing. The Arbiter's decision may be made orally or telephonically, provided that the Arbiter must confirm such decision in writing, with a short summary of the reasons for the decision, within two (2) business days thereafter. Copies of the Arbiter's decision shall be sent to each of the Partners and shall be binding on the Partnership and on all of the Partners. Any costs incurred by or payable to the Arbiter in any such proceeding shall be borne by the non-prevailing party and each party shall bear the costs of its own attorneys and other experts. The Arbiter shall have no power to vary or modify any of the provisions of this Agreement, and its powers and jurisdiction are hereby limited accordingly.

                                  SECTION VIII

                        BOOKS, RECORDS AND BANK ACCOUNTS

      8.01. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

      8.02. Maintenance of Accounts; Reports; Audited Financial Statements.

      (a) Complete and accurate books, records and accounts shall be kept and maintained for the Partnership by the General Partner in accordance with GAAP at the principal place of business of the Partnership at the expense of the Partnership, provided such expense is not (i) duplicative of any expense separately reimbursed by the Partnership to the property manager under the Management and Leasing Agreement or (ii) incurred by the General Partner in performing services required under the Management and Leasing Agreement to be performed by the manager thereunder without compensation or reimbursement other than its management fee. Each Partner or its designated representative shall at all reasonable times have access to, and may inspect and make copies of, such books, records and accounts. The General Partner shall afford the Investor B Limited Partner or its counsel access to all documents of the Partnership (including, without limitation, the Mortgage Loan Documents, the Condominium Declaration, the Management and Leasing Agreement, NOI Support Agreement and the Completion Guaranty) upon not less than [The confidential material contained herein has been omitted and has been separately filed with the Commission.] prior written notice given by the Investor B Limited Partner to the General Partner.

      (b) The Partners agree that the Partnership's auditors shall initially be Ernst & Young LLP. The General Partner shall not change the auditors without the approval of the Investor B Limited Partner provided that the Investor B Limited Partner may cause the General Partner to change the Partnership's auditor to any of the accounting firms set forth on Schedule M or such other accounting firms as is selected by the Investor B Limited Partner and approved by the General Partner (not to be unreasonably withheld, delayed or conditioned). The General Partner shall cause the auditors to audit the books of the Partnership for each fiscal year and to prepare and issue audited financial statements to the Partners as soon as reasonably practicable after the end of such fiscal year (but in any event within ([The confidential material contained herein has been omitted and has been separately filed with the Commission.] calendar days thereafter) provided in the event that on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.] Investor B Limited Partner has not sold at least [The confidential material contained herein has been omitted and has been separately filed with the Commission.]% of the limited partnership interests in the Investor B Limited Partner in an Eligible Syndication, the Investor B Limited Partner may by written notice to the General Partner request that such financial statements shall be issued on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.] provided further that the Partnership may in such event use an auditing firm different from Ernst & Young LLP or those firms set forth on Schedule M for such audit. Such annual statements shall include a balance sheet of the Partnership as at the end of such fiscal year, together with related statements of income and partners' capital, cash flow, and changes in financial position for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, and shall be prepared in accordance with United States generally accepted accounting principles, consistently applied. Notwithstanding any other provisions of this Agreement, to the extent more extensive financial statements are required pursuant to the terms of the Mortgage Loan Documents, the General Partner shall provide the Investor B Limited Partner with a copy of such financial statements.

      (c) On or before the [The confidential material contained herein has been omitted and has been separately filed with the Commission.] day following the close of each calendar month and quarter, as applicable, the General Partner shall furnish the following information to the Investor B Limited Partner:

      (d) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (e) The General Partner shall direct the manager under the Management and Leasing Agreement to (i) send to the Investor B Limited Partner a copy of (A) each report relating to the Property that is sent to the General Partner at the same time such report is sent to the General Partner, and (B) any other report reasonably requested from time to time by the

Investor B Limited Partner and (ii) attend meetings with the Investor B Limited Partner if requested by the Investor B Limited Partner.

      (f) If the General Partner, acting reasonably and in good faith, shall determine that it is necessary or desirable to establish or increase any Partnership Reserves other than as contemplated by the applicable Approved Budget, irrespective of whether the funds used to establish or increase such Reserve, as the case may be, are derived from operating receipts or from proceeds of Interim Capital Transactions or Liquidation Events, it shall promptly notify the Investor B Limited Partner in writing of such determination and request the written approval of the Investor B Limited Partner.

      8.03. Preparation and Review of Tax Returns. The General Partner shall cause the Partnership's auditors to timely prepare and file all federal, state, local and other income and other tax returns and to timely distribute Form K-1 and other information returns to each of the Partners. The General Partner shall supply to the Investor B Limited Partner or its designee drafts of all tax returns or information returns of the Partnership on the earlier of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days prior to their due date or [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days after the end of each calendar year. In the event the Investor B Limited Partner objects to the treatment of or omission of any item on such returns, it shall notify the General Partner within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days of receipt of the draft return as to which it has an objection, and the General Partner shall not file any return prior to the expiration of such [The confidential material contained herein has been omitted and has been separately filed with the Commission.] day period. In the event the Investor B Limited Partner fails to object as described in the preceding sentence, the Investor B Limited Partner shall be deemed to have approved the draft return. If the General Partner and Investor B Limited Partner cannot resolve the objection prior to the due date for the affected return, the General Partner shall, to the extent permitted by law, apply to extend the time for filing such return. In the event of a deadlock in the resolution of the objection, the General Partner and Investor B Limited Partner shall refer the issue to (i) the most senior tax partner located in Philadelphia, Pennsylvania of the international accounting firm which has the largest number of tax professionals located in Philadelphia, Pennsylvania or (ii) a senior tax partner at a law firm with substantial national real estate experience, and in either case, is not regularly engaged by either the General Partner or Investor B Limited Partner or any affiliate of either, and the decision of the person chosen by such senior partner to resolve the objection shall be binding upon the General Partner and Investor B Limited Partner. Notwithstanding the foregoing, the General Partner may file such return prior to the resolution of such objection, provided (i) that the filing is made within the time period the General Partner and any other Affiliate of LPT generally files similar tax returns, and in accordance with its customary tax and accounting approval and compliance processes, (ii) that the General Partner receives advice from its regularly engaged income tax professional that the filing position proposed in the return which is disputed by the parties should not result in the imposition of penalties against any of the Partners if the position were challenged by the Internal Revenue Service, and (iii) that the General Partner has otherwise fully complied with this Section 8.03. To the extent that the General Partner files such return before the objection is resolved, the General Partner shall file an amended return, as appropriate, to comply with the determination by the arbitrator.

      8.04. Bank Accounts; Temporary Investments. All receipts, funds and income of the Partnership shall be deposited in the Partnership operating account (the "Operating Account") which shall be controlled by the General Partner. The Operating Account shall be in the name of the Partnership and be interest-bearing (to the extent customarily available for the type of account and the amount to be deposited) bank account or accounts of a commercial bank, savings and loan association or other financial institution with a credit rating of at least "[The confidential material contained herein has been omitted and has been separately filed with the Commission.]" from [The confidential material contained herein has been omitted and has been separately filed with the Commission.] as the Partnership from time to time shall determine. Withdrawals from such account or accounts shall be made on the signature of such Person(s) designated by the General Partner and there shall be no commingling of the moneys and funds of the Partnership (other than funds held by the Mortgage Lender in one or more reserve accounts) with moneys and funds of any other entity or Person. Notwithstanding the foregoing, the General Partner and the Investor B Limited Partner agree that the Partnership shall be authorized to invest Partnership funds not needed for Partnership purposes temporarily in United States Treasury obligations, money market funds, certificates of deposit, bankers' acceptances, or any other similar money market instruments or funds (excluding those issued or managed by an Affiliate of a Partner, other than Commerzbank AG and its Affiliates), in each case maturing not later than one year following the date of investment, and such other similar money market instruments or funds and such other short term investments as the General Partner shall select.

      8.05. Tax Elections; Tax Audits; Withholding.

      (a) The General Partner shall at all times be, and have full powers and responsibilities as, the "tax matters partner" of the Partnership for purposes of Section 6231(a)(7) of the Code. The General Partner shall be authorized, subject to the provisions of Sections 6.01(b) and 6.05 hereof, to cause the Partnership to make or refrain from making any and all elections that are permitted by the Code and the Regulations thereunder, including, without limitation, elections relating to methods of depreciation, provided such elections do not have a material adverse impact on the Partnership or any of the Partners. The General Partner shall make the election referred to in Section 754 of the Code, or any similar provision enacted in lieu thereof, upon written request therefor by any Partner; provided, however, that all expenses arising as a result of such election as it relates to the interest so transferred shall be borne by either the transferring Partner or the transferee. Each Partner shall, upon request, supply such information as is necessary properly to give effect to such election.

      (b) In the event the Partnership shall be the subject of an income tax audit by any Federal, state or local authority, any decisions of the Partnership with respect to such final tax audit matters shall be made by the General Partner with the prior written consent of the Investor B Limited Partner, not to be unreasonably withheld, delayed or conditioned. All expenses incurred in connection with any audit, investigation, settlement or review of the Partnership shall be borne by the Partnership.

      (c) Each Limited Partner and the Investor B Limited Partner shall at all times be and remain a United States Person, such that the Partnership shall not be required to effect any withholding or make any payment of taxes pursuant to Sections 1441, 1442, 1445, or 1446 of the Code.

      (d) All of the Partners shall file their separate federal and state income tax returns strictly in accordance with the information provided to them by the Partnership on their separate Form K-1 and no Partner shall file an IRS Form 8082, Notice of Inconsistent Treatment or Administrative Adjustment Request, with respect to any partnership items (within the meaning of Code Sec. 6231(a)(3)) of the Partnership.

                                   SECTION IX

                     ASSIGNABILITY OF PARTNERSHIP INTERESTS

      9.01. Restrictions on Transfer or Assignment of Partnership Interests.

      (a) Except as specifically provided in this Section IX (or as set forth in Section 6.06), no Partner shall, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") all or any portion of its Partnership Interest (or the proceeds thereof), or permit or suffer such a Transfer or contract to do so, without the written consent of the other Partners, which consent may be granted or withheld in the sole discretion of such other Partners. For purposes of this Section 9.01, a Transfer of any direct or indirect beneficial ownership interest in any Partner shall be deemed to constitute a Transfer of such Partner's Partnership Interest, and shall be prohibited by this Section 9.01(a), except as otherwise expressly permitted under Section 9.01(b), 9.01(c) or 9.01(d) hereof.

      (b) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (c) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (d) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (e) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (f) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (g) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (h) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (j) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (k) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      9.02. Events of Withdrawal of a Partner. Upon the occurrence of an Event of Withdrawal (other than a voluntary withdrawal) of any Partner (the "Impaired Partner"), subject to Section 10.01 hereof, the legal representative of the Impaired Partner shall have such power as the Impaired Partner possessed to constitute a successor as an assignee of its Partnership Interest and to join with such assignee in making application to substitute such assignee as a Partner. Such legal representative shall succeed to the rights of the Impaired Partner to receive distributions from the Partnership and allocations of income, gain, loss, deduction and credit; provided, however, that such legal representative shall not have the right to become a substitute Partner in the place of the Impaired Partner unless the conditions of Section 9.01(b), 9.01(c) or 9.01(d) hereof, as applicable, are first satisfied; and provided further, that such legal representative shall not be entitled to become a substitute General Partner without the approval of all Partners.

      9.03. Put Option.

      (a) In the event that any of the following events occurs, the Investor B Limited Partner shall have the Put Option described in Section 9.03(b) below:

            (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (b) The Investor B Limited Partner may, but is not obligated to, by written notice to the Investor A Limited Partner (the "Put Notice") to be delivered within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days of any of the events set forth in Section 9.03(a) hereof put its Partnership Interest to the Investor A Limited Partner who shall be obligated to purchase the Partnership Interest for a purchase price equal to [The confidential material contained herein has been omitted and has been separately filed with the Commission.]% (the "Put Option Price") of all of the Capital Contributions made by the Investor B Limited Partner (the "Put Option"). The sale and transfer of the Partnership Interest pursuant to the Put Option shall close on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.] days after the Put Notice and on such date the Investor A Limited Partner shall pay the Put Option Price and [The confidential material contained herein has been omitted and has been separately filed with the Commission.] due as a result of such transaction.

                                    SECTION X

                           DISSOLUTION AND TERMINATION

      10.01. Events of Dissolution.

      (a) The Partnership shall be dissolved upon the earliest to occur of the following:

            (i) on a date designated by all of the Partners;

            (ii) the sale by the Partnership of all or substantially all of its assets (unless the General Partner shall elect to continue the existence of the Partnership pending collection of the deferred balance of any sales proceeds);

            (iii) an Event of Withdrawal shall occur with respect to the General Partner, unless the Investor B Limited Partner shall elect to continue the business of the Partnership and, in furtherance thereof, shall appoint a successor General Partner within 60 calendar days after such Event of Withdrawal; or

            (iv) December 31, 2050.

      (b) Upon the occurrence of an Event of Withdrawal with respect to any Partner other than the General Partner, the Partnership shall not be terminated, the Partnership shall be reconstituted and the business of the Partnership shall continue without interruption despite the occurrence of any such Event of Withdrawal, and the interest of the Impaired Partner shall be governed by
Section 9.02 hereof.

      10.02. Winding-Up, Liquidation and Distribution of Assets.

      (a) Upon dissolution of the Partnership, an accounting shall be made by the Partnership's independent accountants of the accounts of the Partnership and of the Partnership's assets, liabilities and operations, from the date of the immediately preceding accounting until the date of dissolution. The General Partner shall immediately proceed to wind up the affairs of the Partnership.

      (b) If the Partnership is dissolved and its affairs are to be wound up, the General Partner shall:

            (i) sell or otherwise liquidate all of the Partnership's assets as promptly as practicable;

            (ii) allocate net income and gain or net loss attributable to Net Cash Flow up to and including the date of distribution in accordance with
Section 4.01(a) hereof (subject, however, to the provisions of Section 4.02 hereof), and allocate any net income and gain or net loss resulting from such sale or liquidation in accordance with Section 4.01(b) hereof (subject, however, to the provisions of Section 4.02 hereof), with proper adjustments to the Capital Accounts of the Partners, so as to generate, to the extent possible, Capital Account balances equal to the respective amounts of Capital Transaction Net Proceeds distributable to the Partners pursuant to Section 5.02 hereof;

            (iii) discharge all liabilities of the Partnership, including, without limitation, liabilities to Partners who are creditors, to the extent otherwise permitted by law, other than liabilities to Partners for distributions, and establish such Reserves as the General Partner may determine, with the written approval of the Investor B Limited Partner, to be necessary to provide for contingent liabilities of the Partnership (for purposes of determining the Capital Accounts of Partners, the amounts of such Reserves shall be deemed to be an expense of the Partnership); and

            (iv) distribute the remaining assets as follows:

                (x) after giving effect to Section 10.02(b)(ii) hereof, to the Partners in accordance with the applicable provisions of Section 5.02 hereof; and

                (y) if any assets of the Partnership are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Partners. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Partners shall be adjusted pursuant to the applicable provisions of Section 4.01 hereof to reflect such deemed sale.

      (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any capital contributions, and the negative balance of such Partner's Capital Account shall not be considered a debt owed by such Partner to the Partnership or to any other Person for any purpose whatsoever.

      (d) Upon completion of the winding-up, liquidation and distribution of the assets, the Partnership shall be deemed terminated.

      (e) The General Partner shall comply with any requirements of applicable law pertaining to the winding-up of the affairs of the Partnership and the final distribution of its assets.

      10.03. Certificate of Cancellation. When all debts, liabilities and obligations of the Partnership have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Partnership have been distributed, a certificate of cancellation as required by the Act shall be executed by the General Partner and filed with the Delaware Secretary of State.

      10.04. Effect of Filing of Certificate of Cancellation. Upon the filing of the certificate of cancellation with the Delaware Secretary of State, the existence of the Partnership shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The General Partner shall have the authority to distribute any Partnership property discovered after dissolution, to convey real estate and to take such other action as may be necessary on behalf of and in the name of the Partnership.

      10.05. Return of Contribution Nonrecourse to Other Partners. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution. If the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the Capital Contribution of one or more Partners, such Partner or Partners shall have no recourse against any other Partner.

                                   SECTION XI

                               SPECIAL SALE RIGHTS

      11.01. Special Sale Right.

      (a) No Partner shall have the right to initiate the sale of the Property prior to the seventh anniversary of the date of the Final Occupancy Date for the Initial Office Premises. On or after the seventh anniversary of the date of the Final Occupancy Date for the Initial Office Premises, each of the Investor A Limited Partner and the Investor B Limited Partner (each, an "Eligible Initiating Partner") may invoke the following procedure (the "Special Sale

Right"): either Eligible Initiating Partner (the "Initiator") may notify the other Eligible Initiating Partner (the "Initiatee") by written notice (the "Special Sale Notice") stating the price (the "SS Purchase Price") for the Property for which the Initiator would sell the Property on an all cash basis to a third-party. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (b) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (c) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (d) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      (e) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      11.02. General Provisions Applicable to Sale of Partnership Interests Under Section XI. Any sale pursuant to Section 11.01(b) shall also be subject to the following terms and conditions:

            (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      11.03. Restrictions on Exercise of Rights. If either Eligible Initiating Partner has initiated the Special Sale Rights, then during the pendency of such Special Sale Rights, neither Eligible Initiating Partner shall have the right to initiate any other Special Sale Rights.

                                   SECTION XII

                                  MISCELLANEOUS

      12.01. Notices. (a) All notices, elections, consents, approvals, demands, objections, requests or other communications permitted or required to be made under this Agreement shall be in writing and sent by (i) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or
(ii) hand delivery or reputable overnight courier (for next business day delivery), or iii) confirmed facsimile transmission, with a duplicate copy being simultaneously sent by the means specified in clause (i) or (ii) of this Section 12.01(a), addressed as follows:

         If to the General Partner, to:

                  Liberty Property Philadelphia Corporation IV East
                  c/o Liberty Property Limited Partnership
                  500 Chesterfield Parkway
                  Great Valley Corporate Center
                  Malvern, PA 19355
                  Attention: James J. Bowes, Secretary and General Counsel Telephone No.: 610-948-1715
                  Fax Number: 610-644-2175

         with copies to:

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  1650 Arch Street, 22nd Floor
                  Philadelphia, PA 19103-2097
                  Attention: Herman C. Fala
                  Telephone No.: 215-977-2076
                  Fax Number: 215-405-2976

         If to the Investor A Limited Partner, to:

                  Liberty Property Philadelphia Corporation IV East
                  c/o Liberty Property Limited Partnership
                  500 Chesterfield Parkway
                  Great Valley Corporate Center
                  Malvern, PA 19355
                  Attention: James J. Bowes, Secretary and General Counsel Telephone No.: 610-948-1715
                  Fax Number: 610-644-2175

         with copies to:

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  1650 Arch Street, 22nd Floor
                  Philadelphia, PA 19103-2097
                  Attention: Herman C. Fala
                  Telephone No.: 215-977-2076
                  Fax Number: 215-405-2976

         If to the Investor B Limited Partner:

                  1701 JFK Boulevard Philadelphia, L.P.
                  c/o Commerz Immobilien GmbH
                  Mercedesstrsse 6
                  40470 Dusseldorf, Germany
                  Attention: Manfred Heiler
                  Telephone No.: 011-49211-7708-2401
                  Fax Number: 011-49211-7708-9401

         with copies to:

         [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

         and to:

                  Dechert LLP
                  Cira Centre
                  2929 Arch Street
                  Philadelphia, PA 19104
                  Attention: Jay Zagoren
                  Telephone No.: 215-994-2644
                  Fax Number: 215-655-2644

      (a) Any party may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 12.01. A notice or other communication sent in compliance with the provisions of this Section 12.01 shall be deemed given and received on the earlier of (i) the third (3rd) business day following the date it is deposited in the mail, or (ii) the date it is delivered to the recipient party (or the date such delivery is refused) if sent by hand delivery or reputable overnight courier, or (iii) the first (1st) business day after it is deposited with a reputable overnight courier; or (iv) the day of successful transmission of all pages by facsimile, provided that such transmission is confirmed by a printout from the sender's fax machine and provided that transmission is complete prior to 5:00 P.M., Philadelphia time, on a business day, and if such transmission is complete after such time or on a non-business day, then such notice shall be effective as of the next succeeding business day.

      12.02. Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement and each and every provision hereof shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement; provided, however, that except as expressly permitted hereunder, none of the Partners shall be entitled to assign any of its rights under this Agreement to any third party, including, without limitation, any of the constituent partners or members in such Partner.

      12.03. Governing Law; Choice of Forum.

      (a) This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without reference to the rules regarding conflict or choice of laws of such State.

      (b) Each Partner hereby irrevocably and unconditionally (i) submits itself and its property, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of Delaware, the Delaware Chancery Court, the courts of the United States of America for the District of Delaware, and appellate courts thereof (collectively, the "Delaware Courts"), (ii) consents to the bringing of any such action or proceeding in an inconvenient court, and agrees not to plead or otherwise assert the same, (iii) agrees to service upon it or him of any and all process in any such action or proceeding at the address for such Partner set forth in Section 12.01 hereof, (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law, and (v) agrees that a final judgment in any such action or proceeding shall be conclusive (subject to rights of appeal) and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto agree that any legal action or proceeding relating to this Agreement shall be brought in the Delaware Courts only; provided, however, that if any Partner breaches or seeks to resist any term, covenant or condition set forth in this Section 12.03(b) the other Partners shall not be bound by the limitations of this sentence with respect to such Partner's breaching or seeking to resist any term, covenant or condition of this Section 12.03(b).

      12.04. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

      12.05. Entire Agreement. This Agreement together with the Schedules, the Completion Guaranty, the NOI Support Agreement, the Master Agreement, and the Management and Leasing Agreement hereto represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, writings or understandings between the parties with respect to the subject matter hereof. Except as otherwise expressly provided herein, no amendment or modification to this Agreement shall be binding unless same shall be in writing and signed by the Person against whom enforcement is sought.

      12.06. Captions. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      12.07. Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners and the Partnership notwithstanding that all the Partners and the Partnership have not signed the same counterpart.

      12.08. Waivers. Except as otherwise expressly provided herein, each Partner irrevocably waives during the term of the Partnership any right that it may have:

      (a) to cause the Partnership or any of its assets to be partitioned;

      (b) to cause the appointment of a receiver for all or any portion of the assets of the Partnership;

      (c) to compel any sale of all or any portion of the assets of the Partnership pursuant to applicable law; or

      (d) to file a complaint, or to institute any proceeding at law or in equity, or otherwise, to cause the termination, dissolution or liquidation of the Partnership.

      12.09. Interpretation.

      (a) The singular includes the plural and the plural includes the singular.

      (b) The word "or" is not exclusive and the word "including" is not limiting.

      (c) References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation.

      (d) References to an Article, Section, Schedule mean an Article, Section, Schedule contained in or attached to this Agreement.

      (e) References to any decision-making authority of a General Partner or a Limited Partner in this Agreement shall, unless expressly provided to the contrary, be deemed to authorize it to make such decisions in its sole and absolute discretion.

      (f) The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement.

      12.10. Disclosure.

      (a) Each of the Partners acknowledges and agrees that each Partner may disclose the terms of this Agreement, the acquisition of the Property, the Investor B Limited Partner's acquisition of partnership interests, and/or the Mortgage Loan to third parties, including, without limitation, (i) in connection with the offering of limited partner interests in the Investor B Limited Partner for sale to investors pursuant to an Eligible Syndication or in connection with the partnership administration of the Investor B Limited Partner, and (ii) pursuant to any U.S. or non-U.S. governmental requirements (e.g., securities law or prospectus law requirements), or in discussing with governmental officials the applicability or potential applicability of tax, securities or other governmental requirements to any aspects of the Partnership's acquisition of the Property or the Mortgage Loan, including LPT filing this Agreement (and some or all of the schedules) as an exhibit to a filing LPT may make with the Securities and Exchange Commission (the "SEC") and to make disclosures regarding the transactions provided for by this Agreement to the extent LPT reasonably believes necessary to enable LPT to comply with securities laws and SEC regulations, the rules of any stock exchange, or the requirements of any filing or registration made by LPT as the issuer of publicly traded securities or as part of information provided to its investors and/or financial analysts.

      (b) No Partner shall issue any press releases in the United States regarding the transactions contemplated hereby unless such release or announcement first shall be reasonably approved, in writing, by the other Partners.

      12.11. Further Assurances. Each party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be required by the parties hereto in order to carry out and effectuate fully the transactions herein contemplated in accordance with this Agreement; provided, however, that no party shall be obligated to provide any further assurance that would materially increase the liabilities or obligations of such party hereunder or materially reduce the rights and benefits of such party hereunder.

      12.12. Right to Specific Performance. The failure or refusal by a Partner to comply with any or all of the provisions of this Agreement shall entitle the other Partners to specific performance of the terms, covenants and conditions of this Agreement or any part hereof in addition to any and all other remedies available to such Partners at law or in equity.

      12.13. Relationship of Parties. The relationships between the parties hereto shall be that of partners for the sole and limited purpose of carrying on the business of the Partnership. Except as otherwise provided for in this Agreement, nothing herein shall be deemed to create an agency, partnership, limited liability company or other agreement, understanding or arrangement between the Partners for the carrying on of business outside the scope of this Agreement, nor shall any Partner have the ability to act as agent for any other Partner.

      12.14. No Third Party Rights. Except as expressly provided herein or in the Act, this Agreement is for the sole benefit of the Partners and their respective permitted successors and assignees, and shall not confer directly, indirectly, contingently, or otherwise, any rights or benefits on any person or party other than Partners and their permitted successors and assigns.

      12.15. Usury. If any rate of interest or other charge otherwise payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable law, then the applicable rate of interest shall be the maximum rate permitted by applicable law.

      12.16. Attorneys' Fees; Waiver of Jury Trial.

      (a) In the event of any litigation between the Partners to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys' fees and disbursements, it being understood and agreed that the determination of the "successful party" shall be included in the matters which are the subject of such litigation.

      (b) EACH PARTNER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ONE OR MORE OF THE PARTNERS AGAINST ONE OR MORE OTHER PARTNERS IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTNERS OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.

      12.17. Incorporation of Schedules. All schedules and appendices attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in this Agreement.

      12.18. Partner Estoppel Certificates. Upon the written request of a Partner, the other Partners shall, within [The confidential material contained herein has been omitted and has been separately filed with the Commission.] calendar days of its receipt of such request, execute and deliver a written statement certifying: (A) that this Agreement is unmodified and in full force and effect (or, if modified, that this Agreement is in full force and effect as modified and stating any and all modifications), (B) to the actual knowledge of the certifying Partner, that such Partner is not in default hereunder, in each case except as specified in such statement, (C) that to the actual knowledge of the certifying Partner, no event has occurred which with the passage of time or the giving of notice, or both, would ripen into a default hereunder, except as specified in such statement, and (D) as to the then current balances of the certifying Partner's accounts provided for herein. Such written statement may be relied upon by a Partner's prospective purchasers, investors or lenders.

      12.19. Construction. The Partners have each been represented by counsel of their respective choice in connection with this Agreement, the terms of which have been fully and fairly negotiated. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language.

      12.20. Representations and Warranties. Each Partner hereby represents, warrants and covenants to the other Partners (and each Person admitted to the Partnership shall represent, warrant and covenant as a condition to its admission) as follows:

      (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to enter into and perform this Agreement.

      (b) This Agreement has been duly authorized, executed and delivered by such Partner and constitutes the legal, valid and binding obligation of such Partner, enforceable in accordance with its terms.

      (c) No consents or approvals are required from any governmental authority or other Person for such Partner to enter into this Agreement and form the Partnership. All limited liability company, corporate or partnership action on the part of such Partner necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

      (d) Neither the execution and delivery of this Agreement by such Partner, nor the consummation of the transactions contemplated hereby, conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it is or its properties are bound, or any law, rule, regulation, order or decree to which it or its properties are subject.

      (e) On behalf of itself and each assignee or transferee of it, that such Partner is acquiring its Partnership Interest for its own account for investment and not with a view to the distribution or resale thereof, or with the present intention of distributing or reselling such interest (it being the intention, however, to offer limited partner interests in the Investor B Limited Partner for sale to investors, none of which are United States Persons and none of which are "employee benefit plans", as defined in ERISA, in Europe), and that it will not transfer or attempt to transfer its Partnership Interest in violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal, state or local securities law. Nothing herein shall be construed to create or impose on the Partnership or any Partner an obligation to register any transfer of any Partnership Interest or any portion thereof.

      12.21. Broker. Each Partner represents and warrants to the other Partners that, except as hereinafter expressly set forth, it has not dealt with any agent or broker in connection with this Agreement. Each Partner covenants and agrees to pay, indemnify, defend and hold the

Partnership and the other Partners harmless from and against any and all losses, costs, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of its breach of the representation and warranty set forth in the immediately preceding sentence. The obligations of each Partner under this Section 12.21 shall survive the expiration or termination of this Agreement. The Investor A Limited Partner has disclosed to the Investor B Limited Partner that it has retained [The confidential material contained herein has been omitted and has been separately filed with the Commission.] as its financial advisors in connection with the transactions set forth in this Agreement. Any compensation due [The confidential material contained herein has been omitted and has been separately filed with the Commission.] with respect to the acquisition by the Investor B Limited Partner of its interest in the Partnership (as opposed to compensation due [The confidential material contained herein has been omitted and has been separately filed with the Commission.] with respect to the placement of the Initial Mortgage Loan) shall be paid by the Investor A Limited Partner, and the Investor A Limited Partner shall indemnify and hold harmless the Partnership and the Investor B Limited Partner from and against any claims by [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

      12.22. Legal Representation. Dechert LLP represented the Investor B Limited Partner in the preparation and negotiation of this Agreement. Wolf Block Schorr and Solis-Cohen LLP represented the General Partner and the Investor A Limited Partner in the preparation and negotiation of this Agreement. Dechert LLP and Wolf Block Schorr and Solis-Cohen LLP represented, and will continue to represent, the Partnership in the preparation and negotiation of the documents relating to the Initial Mortgage Loan and in other matters. Each of the Partners hereby waives any right to object to the retention by the Partners or the Partnership of Dechert LLP or Wolf Block Schorr and Solis-Cohen LLP to provide legal services to any of the Partners or the Partnership in the future solely due to their representation of the Partnership, the Investor B Limited Partner or the General Partner and the Investor A Limited Partner (as the case may be).

                                  SECTION XIII

                             CONSTRUCTION PROVISIONS

      13.01. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      13.02. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      13.03. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Partnership Agreement as of the date first above written.

                              GENERAL PARTNER:

                              LIBERTY PROPERTY PHILADELPHIA CORPORATION IV EAST, a Pennsylvania corporation

                              By:   /s/ William P. Hankowsky
                                    --------------------------------------------
                                    Name: William P. Hankowsky
                                    Title: Chairman, President and CEO

                              By:   /s/ George J. Alburger, Jr.
                                    --------------------------------------------
                                    Name: George J. Alburger, Jr.
                                    Title: Executive Vice President

                              INVESTOR A LIMITED PARTNER:

                              LIBERTY PROPERTY LIMITED PARTNERSHIP, a
                              Pennsylvania limited partnership

                              By:   Liberty Property Trust, its general partner

                              By:   /s/ William P. Hankowsky
                                    --------------------------------------------
                                    Name: William P. Hankowsky
                                    Title: Chairman, President and CEO

                              By:   /s/ George J. Alburger, Jr.
                                    --------------------------------------------
                                    Name: George J. Alburger, Jr.
                                    Title: Chief Financial Officer

                      [SIGNATURE PAGE 1 OF 2 -- AMENDED AND
                     RESTATED LIMITED PARTNERSHIP AGREEMENT]

                              INVESTOR B LIMITED PARTNER:

                              1701 JFK BOULEVARD PHILADELPHIA L.P., a Delaware limited partnership

                              By: Commerz Realty Associates GP V, LLC, a
                              Delaware limited liability company, its
                              general partner

                              By:   /s/ Laurent Rucker
                                    --------------------------------------------
                                    Name: Laurent Rucker
                                    Title: Officer

                              By:   /s/ Manfred Heiler
                                    --------------------------------------------
                                    Name: Manfred Heiler
                                    Title: Member of the Board

                      [SIGNATURE PAGE 2 OF 2 -- AMENDED AND
                     RESTATED LIMITED PARTNERSHIP AGREEMENT]

                                   SCHEDULE A

                             Description of Property

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE B

Partners[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE C

                            List of Possible Arbiters

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE D

                             Loan Commitment Letter

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE E

                      Initial Approved Construction Budget

    [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE F

                              Development Timeline

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE G

                           Approved Leasing Guidelines

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE H

                                 IRR Calculation

    [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE I

(a) Procedures for Appraisal of Partnership Interests under Section 9.01(n) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                   SCHEDULE J

                        Management and Leasing Agreement

      [The Confidential Material Contained Herein Has Been Omitted And Has
                     Been Separately Filed With The Commission.]

                                   SCHEDULE K

                               Standard Lease Form

      [The Confidential Material Contained Herein Has Been Omitted And Has
                     Been Separately Filed With The Commission.]

                                   SCHEDULE L

    Estimate of Partnership Closing Costs[THE CONFIDENTIAL MATERIAL CONTAINED
         HEREIN HAS BEEN OMITTED AND HAS BEEN SEPARATELY FILED WITH THE
                                  COMMISSION.]

                                   SCHEDULE M

                            List of Approved Auditors

      [THE CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTED AND HAS
                  BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                   SCHEDULE N

   CALCULATION OF INVESTOR B LIMITED PARTNER INITIAL CAPITAL CONTRIBUTION[THE
      CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTED AND HAS BEEN
                     SEPARATELY FILED WITH THE COMMISSION.]